SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]

File by a Party other than the Registrant [ ]



Check the appropriate box:

[X]  Preliminary Proxy Statement

[   ] Confidential, for use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-12



                          TransFinancial Holdings, Inc.
                          -----------------------------

                (Name of Registrant as Specified In Its Charter)

                          TransFinancial Holdings, Inc.
                          -----------------------------

                   (Name of Person(s) Filing Proxy Statement)

[   ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



1.    Title of each class of securities to which transaction applies:     N/A.
                                                                      --------

2.    Aggregate number of securities to which transaction applies:        N/A.
                                                                      --------


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $3,460, which equals 0.02% of the $17,300,000 purchase price.

4.    Proposed maximum aggregate value of transaction:      $17,300,000.
                                                            ------------

5.    Total fee paid: $2,800 previously paid, $660 with this filing.
                      ---------------------------------------------




[ ] Fee paid previously with preliminary proxy materials.





[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and Identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.




1.    Amount Previously Paid:           $2800                .
                              -------------------------------

2.    Form, Schedule or Registration Statement No.: PREM14A               .
                                                    ----------------------

3.    Filing Party:           TransFinancial Holdings, Inc. .
                    ----------------------------------------

4.    Date Filed:             September 21, 2001      .
                  ------------------------------------

                        TRANSFINANCIAL HOLDINGS, INC.
                                     [LOGO]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD JANUARY 22, 2002

      The 2001 Annual Meeting of Stockholders of TransFinancial Holdings, Inc. ("TransFinancial," "we," "us," or "our"), a Delaware corporation, will be held at the offices of Morrison & Hecker, L.L.P, 2600 Grand Avenue, 12th Floor, Kansas City, Missouri 64108, on Tuesday, January 22, 2002, at 9:00 a.m., Central Time, for the purpose of considering and acting upon the following proposals:


1.   To elect four (4) directors to our Board of Directors ("Proposal 1");

2. To adopt and approve the Plan of Complete Liquidation of TransFinancial Holdings, Inc, previously approved by the Company's Board of Directors subject to stockholder approval, in the form attached as Appendix A to the Proxy Statement accompanying this Notice (the "Plan of Liquidation" or the "Plan") ("Proposal 2");

3. To approve the proposed sale of TransFinancial's Universal Premium Acceptance Corporation and UPAC of California, Inc. subsidiaries, a separate nonoperating subsidiary and certain real estate to Commercial Equity Group, Ltd. ("CEG") (the "UPAC Sale") pursuant to the terms and conditions of the Purchase Agreement attached as Appendix B to the Proxy Statement accompanying this Notice (the "Purchase Agreement") ("Proposal 3");


4. To ratify the selection of Weaver & Martin as our independent accountants for the year ended December 31, 2001 ("Proposal 4");

5. To adjourn the Annual Meeting from time to time if sufficient votes to approve Proposal 2, Proposal 3 and/or Proposal 4 have not been received by the time of the Annual Meeting or the reconvening of the meeting following any such adjournment ("Proposal 5");


6. Any other matters that properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.


     Stockholders of record on our books at the close of business on November 29, 2001 will be entitled to receive notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at our principal executive offices at 8245 Nieman Road, Suite 100, Lenexa, Kansas 66214 by any stockholder, for any purpose germane to the Annual Meeting, for the 10 days immediately preceding the Annual Meeting.


     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE

ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the meeting or to vote your shares personally at the meeting, if you wish to do so. The prompt return of your proxy may save TransFinancial additional expenses of solicitation.

     All stockholders are cordially invited to attend the meeting.

                                    By Order of the Board of Directors



                                    William D. Cox
                                    Chairman of the Board, President and
                                    Chief Executive Officer


Lenexa, Kansas
November __, 2001

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE PROPOSALS....................................1
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS  To Be Held On JANUARY
22, 2002.....................................................................6
   SUMMARY INFORMATION.......................................................6
    Time and Place of the Annual Meeting.....................................6
    Purpose Of The Proxy Statement And Proxy Card............................7
    Proposals To Be Voted On At This Year's Annual Meeting...................7
    Voting Procedure.........................................................7
      You may vote by mail...................................................7
      You may vote in person at the meeting..................................7
      You may change your mind after you have returned your proxy............8
    Multiple Proxy Cards.....................................................8
    Quorum Requirement.......................................................8
    Consequences of Not Returning Your Proxy; Broker Non-Votes...............8
    No Dissenters Appraisal Rights...........................................9
    Effect Of Abstentions....................................................9
    Required Vote............................................................9
    Vote Solicitation; Use Of Outside Solicitors.............................9
    Voting Procedures.......................................................10
    Publication Of Voting Results...........................................10
    Other Business..........................................................10
    Proposals For 2002 Annual Meeting.......................................10
ELECTION OF DIRECTORS (Proposal No. 1)......................................11
   THE NOMINEES.............................................................11
   COMPENSATION OF DIRECTORS................................................12
   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................12
   COMMITTEES OF THE BOARD OF DIRECTORS.....................................12
   RECOMMENDATION OF BOARD OF DIRECTORS.....................................13
APPROVAL OF PLAN OF LIQUIDATION  (Proposal No. 2)...........................13
   GENERAL..................................................................13
   SUMMARY..................................................................14
   BACKGROUND AND REASONS FOR THE PLAN......................................15
    Company Background......................................................15
    Background of Plan of Liquidation.......................................15
    Conclusion of Our Board of Directors....................................17
   FACTORS STOCKHOLDERS SHOULD CONSIDER WHEN DECIDING WHETHER TO APPROVE
   THE PLAN.................................................................17
    There Are Risks Associated With Forward Looking Statements..............18
    Stockholders Have No Dissenter's Appraisal Rights.......................19
    You May Be Required to Repay Amounts You Receive Under the Plan.........19

    We Will Delist Our Stock and Close Our Stock Transfer Books.............19
    No Governmental Authority Will Approve The Plan Or Oversee Its
    Execution...............................................................20
    Certain Directors and Executive Officers Will Receive a Material
    Benefit.................................................................20
    The Board of Directors Did Not Retain a Financial Adviser...............20
   PRINCIPAL PROVISIONS OF THE PLAN.........................................21
    Overview................................................................21
    Adoption and Effective Date.............................................21
    Liquidation of Assets; Prosecution of Claims............................21
    Provisions for Liabilities..............................................22
    Distributions to Stockholders...........................................22
    Notice to Creditors.....................................................23
    Certificate of Dissolution..............................................23
    Amendment or Abandonment of the Plan....................................23
    Powers of Directors and Trustees........................................23
    Compensation and Indemnification........................................24
    Cancellation of Stock...................................................24
    Restrictions on Transfer of Stock.......................................24
    The Liquidating Trust...................................................25
   LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING........................25
   REPORTING REQUIREMENTS...................................................25
   CONTINGENT LIABILITIES; CONTINGENCY RESERVE..............................26
   UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..........................26
    Federal Income Taxation of TransFinancial...............................27
    Federal Income Taxation of the Stockholders.............................27
    Certain Federal Income Tax Consequences Arising from Liquidating
    Trusts..................................................................28
    Taxation of Non-United States Stockholders..............................28
    State and Local Tax.....................................................29
   VOTE REQUIRED AND BOARD RECOMMENDATION...................................29
APPROVAL OF UPAC SALE UNDER THE PURCHASE AGREEMENT (Proposal No. 3).........29
   GENERAL..................................................................29
   BACKGROUND OF THE UPAC SALE..............................................30
   CERTAIN TERMS OF THE PURCHASE AGREEMENT..................................32
    Purchase Price and Property to be Transferred...........................32
    Expected Timing of the Transaction......................................32
    Representations and Warranties..........................................33
    Agreements and Covenants................................................33
    Limitation on TransFinancial's Ability to Consider Other Acquisition
    Proposals...............................................................33
    Conditions to Closing...................................................34
    Termination of the Purchase Agreement...................................34
    Indemnification.........................................................34
    Expenses................................................................34
   FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE
   THE PURCHASE AGREEMENT...................................................34
    Even If TransFinancial's Stockholders Approve the UPAC Sale, the UPAC
    Sale May Not Be Completed...............................................35

    There Are Risks Associated with Forward-Looking Statements..............35
    The Expenses of Continuing to Operate as a Public Company are High in
    Relation to UPAC's Future Earnings......................................35
    We Believe that Selling UPAC is Necessary in order to Raise Funds to
    Repay Indebtedness......................................................35
    There are No Dissenter's Appraisal Rights...............................35
    We Have Not Retained a Financial Adviser................................35
    Certain Directors and Executive Officers Will Receive a Material
    Benefit.................................................................36
    Regulatory Approvals....................................................36
   VOTE REQUIRED AND BOARD RECOMMENDATION...................................36
PROPOSAL TO RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS (Proposal No. 4)....36
   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS................................37
   AUDIT FEES...............................................................37
   ALL OTHER FEES...........................................................37
   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.............37
   VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION......................38
PROPOSAL TO ADJOURN ANNUAL MEETING TO AWAIT ADDITIONAL STOCKHOLDER VOTES
(Proposal No. 5)............................................................38
   GENERAL..................................................................38
   BOARD OF DIRECTORS RECOMMENDATION; VOTE REQUIRED.........................38
AUDIT COMMITTEE REPORT......................................................39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............39
EXECUTIVE OFFICER COMPENSATION..............................................42
   BOARD COMPENSATION COMMITTEE REPORT......................................42
    Compensation of Chief Executive Officer.................................43
    Compensation of Other Executive Officers................................43
    Section 162(m)..........................................................44
   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..............45
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN  AMONG TRANSFINANCIAL
HOLDINGS, INC.  COMMON STOCK, AMEX MARKET AND PEER GROUP....................45
SUMMARY COMPENSATION TABLE..................................................46
OPTION GRANTS IN 2000.......................................................47
AGGREGATED OPTION EXERCISES IN 2000 AND FY END OPTION VALUES................47
EMPLOYMENT AGREEMENTS.......................................................48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................49

STOCKHOLDER PROPOSALS.......................................................49
MISCELLANEOUS...............................................................50
APPENDIX A...................................................................1
APPENDIX B...................................................................1
APPENDIX C...................................................................1

                  QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

      The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached appendices.

Q:    Tell me a little about TransFinancial's business and stock?

      TransFinancial Holdings, Inc. ("TransFinancial," "we," "us," or "our"), a Delaware corporation, discontinued its transportation operations in 2000 and is liquidating its former transportation subsidiaries. We provide insurance premium financing services through our Universal Premium Acceptance Corporation and UPAC of California, Inc. subsidiaries (collectively "UPAC"). Our Common Stock is publicly traded on the American Stock Exchange under the symbol "TFH".

Q:    What will be voted on at the Annual Meeting?

A:    The proposals to be voted on at the Annual Meeting are:

      1. To elect four directors to our Board of Directors;

      2. To approve and adopt the Plan of Complete Liquidation of TransFinancial Holdings, Inc., attached as Appendix A (the "Plan of Liquidation" or the "Plan");

      3. To approve the sale of UPAC, a separate nonoperating subsidiary, and certain real estate (the "UPAC Sale") to Commercial Equity Group, Ltd. ("CEG") pursuant to the Purchase Agreement attached as Appendix B (the "Purchase Agreement");

      4. To ratify the appointment of Weaver & Martin as TransFinancial's independent accountants for the year ending December 31, 2001;

      5. To adjourn the Annual Meeting from time to time if sufficient votes to approve Proposal 2, Proposal 3 and/or Proposal 4 have not been received by the time of the Annual Meeting or the reconvening of the meeting following any such adjournment; and

      6. To consider any other matter which may properly come before the meeting.

Q:    What does the plan of liquidation entail?

A: The Plan of Liquidation provides for the liquidation, winding up and dissolution of TransFinancial. If the Plan of Liquidation is approved, we will sell all of our non-cash assets, satisfy our obligations and make liquidating distributions to our stockholders of our net available assets if any. By the terms of the Plan of Liquidation, stockholder approval of the Plan will also constitute stockholder approval of the sale of all or substantially all of TransFinancial's assets in one or more transactions. However, we are also seeking separate stockholder approval of the UPAC Sale and will not complete the UPAC sale without such approval.

Q:    What is TransFinancial entitled to receive in the UPAC Sale?


A: The Purchase Agreement provides that CFG will pay $17.3 million in cash, subject to certain adjustments.


Q: What will happen if stockholders approve the UPAC Sale but not the Plan of Liquidation?

A: If the UPAC Sale is approved but the Plan of Liquidation is not approved, we will proceed with the UPAC Sale but continue operating TransFinancial as an ongoing concern. Following completion of the UPAC Sale, however, we would have no substantial operating subsidiaries remaining.

Q: What will happen if stockholders approve the Plan of Liquidation but not the UPAC Sale?

A: If the UPAC Sale is not approved, we will not proceed to liquidate even if the Plan of Liquidation is approved. If the UPAC Sale to CEG is not completed, the Board believes it unlikely that we would find another buyer willing to purchase UPAC on more favorable terms.

Q:    When do you expect to complete the UPAC Sale?

A: Several conditions must be met before the closing can occur, including stockholder approval. We expect that the UPAC Sale will close as soon as practicable after all conditions to closing are met.

Q:    When will the stockholders receive any payment from the liquidation?

A: We anticipate that an initial distribution of available assets would be made to stockholders as soon as practicable following completion of the UPAC Sale. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds to stockholders from time to as our Board of Directors deems appropriate. We may at any time distribute remaining assets and liabilities to a Liquidating Trust provided for in the Plan of Liquidation, and stockholders would receive any further payments only from the Liquidating Trust.

Q:    How much will I receive from the liquidation?


A: We really don't know. It is uncertain how much we can collect for our assets and how much we will have to pay to settle our liabilities. We currently estimate that stockholders will receive liquidating distributions totaling approximately $2.50 to $3.00 per share. In making this estimate, we are assuming the UPAC Sale closes and that we experience no surprises. The actual amount received could be outside this range.

Q:    Can I be required to repay amounts I receive from the liquidation?

A: Yes. Distributions to stockholders under the Plan are subject to repayment to the extent assets are insufficient to pay all creditors.

Q:    Is there any cutoff to this exposure?

A: If we follow the procedures of Sections 280 and 281(a) of the Delaware General Corporation Law, then this exposure ends 3 years after we are dissolved. Otherwise, the exposure extends until statutes of limitations expire on all claims or they are found to have no validity.

Q: Should I still vote to elect our Board of Directors and ratify the selection of auditors if I approve the Plan of Liquidation and the UPAC Sale?

A: Yes. If the Plan of Liquidation is adopted, our Board of Directors will oversee, or will appoint trustee(s) to oversee, the orderly liquidation and dissolution of TransFinancial. We will also still require the services of independent accountants to conduct yearly audits and perform related services so long as we are obligated to comply with reporting requirements of the Securities Exchange Act of 1934, as amended.


Q: Why should I vote for adjournments of the Annual Meeting to await additional votes if there is not a quorum or if any of Proposals 2-4 do not have sufficient votes to pass by the Annual Meeting date or the date of any such adjournment?


A: The Board of Directors believes that these proposals are in the best interests of the corporation and stockholders and are likely to be approved if all stockholders cast votes on all the proposals. It is possible that by the time of the Annual Meeting or any adjournment of it, there will either not be a quorum represented at the meeting or, if there is a quorum, there will be insufficient votes to pass one or more of the proposals so that if the polls were closed then, such proposals would be defeated. Adjourning the meeting to await additional votes would prevent the defeat of such proposals at that time, and would allow the votes of more shareholders to be received and considered by the time the meeting reconvenes following any such adjournment.

Q:    What vote is required to approve the proposals?

A: A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting. This is called a "quorum." 3,278,291 shares were outstanding at the record date.

      o The four nominees receiving the highest number of yes votes will be elected as directors.


      o Approval of the Plan of Liquidation requires approval of a majority of the shares outstanding at the record date.

       o Approval of the UPAC Sales requires approval of a majority of the shares outstanding at the record date.

       o Ratification of the selection of independent accountants requires the vote of a majority of shares present at the meeting.

       o Approval of adjournments of the Annual Meeting to await additional votes requires the vote of a majority of the shares voting for or against the adjournment.

Q: Do I have dissenter's appraisal rights if I vote against the Plan of Liquidation or the UPAC Sale?

A: No. Delaware law provides no dissenter's appraisal rights for liquidations or for sales of substantially all of a corporation's assets.

Q:    What tax consequences will I experience?

A: The UPAC Sale will not result in tax liability to stockholders. Under the Plan of Liquidation, you will realize for federal income tax purposes, gain or loss equal to the difference between the amounts distributed to you in liquidating distributions and the adjusted tax basis in your shares of common stock. Tax consequences may differ depending on your circumstances. We encourage you to consult with your own tax advisors.

Q:    What does the Board of Directors recommend?

A:    The Board recommends that you vote

      o   "FOR" each of the nominees for election as directors (Proposal No. 1),

      o   "FOR" the Plan of Liquidation (Proposal No. 2).

      o   "FOR" the UPAC Sale (Proposal No. 3),

      o "FOR" ratification of the selection of accountants (Proposal No. 4), and

      o "FOR" adjournments of the meeting from time to time to await additional stockholder votes (Proposal No. 5).

Q:    What do I need to do now?

A: First carefully read and consider the information in this Proxy Statement. Then complete and sign your proxy and return it to us so that your shares will be represented at the meeting.

Q:    Can I change my vote after I mail my signed proxies?


A: Yes. You can change your vote any time before proxies are voted at the meeting. You can change your vote in one of three ways: You may do this by:


      o signing and delivering a written revocation dated after the original proxy date,

      o     signing and delivering another proxy with a later date, or

      o     revoking your proxy and voting in person at the Annual Meeting.

Q: If my shares are held in "street name", will they be voted on my behalf on the Plan of Liquidation and the UPAC Sale?

A: Not unless you instruct the record holder on how to vote. You should follow directions about how to give the record holder voting instructions.

Q:    Can I sell my stock if the Plan of Liquidation is approved?

A: Yes. However, you can sell your stock and have it transferred on our records only up to the date we file our Certificate of Dissolution with the Delaware Secretary of State. We intend to close our stock transfer books and restrict transfers of our Common Stock on that date. After that date, you will not be able to transfer record ownership of your stock to another person except to reflect transfers by will, intestacy or operation of law. If stockholders approve the Plan of Liquidation, we will likely delist our securities so they no longer trade on AMEX. After that, any trading would be on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc., and you may find it more difficult to sell or get quotations about our stock.

Q.    What do I do with my stock certificates?

A: Hold onto them for now. You will need to submit them to us in order to obtain distributions under the Plan of Liquidation.

Q:    Who can help answer questions?

A: If you have any additional questions about any of the proposals or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: William D. Cox, our President and Chief Executive Officer, at (913) 859-0055. You can access our public filings at the SEC's web site at www.sec.gov.

                          TRANSFINANCIAL HOLDINGS, INC.



                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 22, 2002

      The Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders and any adjournments. The Meeting is the 2001 Annual Meeting notwithstanding that it is to be held during 2002. Later in 2002 there will be a 2002 annual meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. We will bear the cost of this solicitation.

      Our Board set the close of business on November 29, 2001 as the record date for the Meeting. If you owned our common stock of record on that date, you are entitled to vote at and attend the Meeting, with share is entitled to one vote. 3,278,291 shares of common stock were outstanding at the record date. We have no other class of securities outstanding.

      This proxy statement, the form of proxy, our Form 10-K for the year ended December 31, 2000, and our Form 10-Q's for the quarters ending March 31, June 30 and September 30, 2001, will be mailed to stockholders on or about December __, 2001.


      In this Proxy Statement:

      o "We", "us," and "our" and "TransFinancial" refer to TransFinancial Holdings, Inc.

      o "Annual Meeting" or "Meeting" means our 2001 Annual Meeting of Stockholders, including any adjournments.

      o  "Board of Directors" or "Board" means our Board of Directors.

      o  "SEC" means the United States Securities and Exchange Commission.

      o "UPAC" means Universal Premium Acceptance Corporation and UPAC of California, Inc.

      o The "UPAC Sale" means the sale of UPAC, certain real estate and a nonoperating subsidiary of TransFinancial pursuant to the Purchase Agreement.

Summary Information
-------------------

      Time and Place of the Annual Meeting
      ------------------------------------


      We will hold the Annual Meeting on Tuesday, January 22, 2002, at 9:00 a.m. Central Time, at the offices of Morrison & Hecker, L.L.P., 2600 Grand Avenue, 12th Floor, Kansas City, Missouri 64108.

      All stockholders who owned shares of our stock as of November 29, 2001, the record date, may attend the Annual Meeting.

      Purpose Of The Proxy Statement And Proxy Card
      ---------------------------------------------

      You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint William D. Cox and Kurt W. Huffman as your representatives at the Meeting. They will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card in case your plans change.

      Proposals To Be Voted On At This Year's Annual Meeting
      ------------------------------------------------------

      You are being asked to vote on:

      o The election of four directors to serve on our Board of Directors ("Proposal 1").

      o     The approval and adoption of the Plan of Liquidation ("Proposal 2").

      o The approval of the UPAC Sale pursuant to the terms of the Purchase Agreement ("Proposal 3").


      o The ratification of our appointment of Weaver & Martin as our independent accountants for the year ended December 31, 2001 ("Proposal 4").

      o To adjourn the Annual Meeting from time to time if sufficient votes to approve Proposal 2, Proposal 3 and/or Proposal 4 have not been received by the time of the Annual Meeting or the reconvening of the Annual Meeting following any such adjournment ("Proposal 5").


      Our Board of Directors recommends a vote FOR each these proposals.

      Voting Procedure
      ----------------

            You may vote by mail.

      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

            You may vote in person at the meeting.

      We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from the record holder in order to vote at the Meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

            You may change your mind after you have returned your proxy.

      If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the Meeting. You may do this by:

      o signing and delivering a written revocation dated after the original proxy date,

      o     signing and delivering another proxy with a later date, or

      o     revoking your proxy and voting in person at the Annual Meeting.

Attending the Annual Meeting will not automatically revoke your proxy. You must revoke your proxy at the Annual Meeting if you desire to do so.

      Multiple Proxy Cards
      --------------------

      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

      Quorum Requirement
      ------------------

      Shares are counted as present at the meeting if the stockholder either:

      o     is present and votes in person at the meeting, or

      o     has properly submitted a proxy card.

      A majority of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to conduct business. This is called a "quorum."

      Consequences of Not Returning Your Proxy; Broker Non-Votes
      ----------------------------------------------------------

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

      o     vote your shares on routine matters, or

      o     leave your shares unvoted.

      Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors or the adjournment of the Annual Meeting), but not with respect to non-routine matters (such as the

Plan of Liquidation or the UPAC Sale). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters.
This is called a "broker non-vote."

      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on non-routine matters.

      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Meeting.

      No Dissenters Appraisal Rights
      ------------------------------

      There are no dissenter's appraisal rights in connection with any matter scheduled to be voted on at the Meeting.

      Effect Of Abstentions
      ---------------------

      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      Required Vote
      -------------


      The four nominees receiving the highest number of yes votes will be elected as directors (Proposal No. 1). The approval of the Plan of Liquidation (Proposal No. 2) and the approval of the UPAC Sale under the Purchase Agreement (Proposal No. 3) will require the affirmative vote of a majority of the outstanding shares as of the record date. The ratification of the independent accountants (Proposal No. 4) requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. The adjournment of the Annual Meeting from time to time to await additional votes (Proposal No.
5) requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting that are voted for or against the motion.


      Vote Solicitation; Use Of Outside Solicitors
      --------------------------------------------

      TransFinancial is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

      Voting Procedures
      -----------------

      Proxies submitted by stockholders prior to the Annual Meeting will be tabulated by the Company's transfer agent, UMB Bank, N.A. Votes cast and proxies received at the Annual Meeting will be manually tabulated by an inspector of election and the proxy count certified by the Company's transfer agent will be adjusted accordingly. The inspector of election will also determine whether a quorum is present at the Annual Meeting.

      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any signed proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem appropriate for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

      Publication Of Voting Results
      -----------------------------

      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter in which the Meeting occurs, which we will file with the SEC. You can get a copy by contacting William D. Cox, our President and Chief Executive Officer, at
(913) 859-0055 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

      Other Business
      --------------

      We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the meeting by March 2, 2001, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to William D. Cox and Kurt W. Huffman to vote on such matters in their discretion.

      Proposals For 2002 Annual Meeting
      ---------------------------------


      The Meeting is the 2001 Annual Meeting notwithstanding that it is scheduled to be held in 2002. Later in 2002 there will be a 2002 Annual Meeting. To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by February 23, 2002 to TransFinancial Holdings, Inc, 8245 Nieman Road, Suite 100, Lenexa KS 66214 Attn:
Chief Executive Officer.


      IF YOU SUBMIT A PROPOSAL FOR THE 2002 ANNUAL MEETING AFTER FEBRUARY 23, 2002, MANAGEMENT MAY OR MAY NOT, AT THEIR DISCRETION, PRESENT THE PROPOSAL AT THAT MEETING, AND THE PROXIES FOR THE 2002 ANNUAL MEETING WILL CONFER DISCRETION ON THE MANAGEMENT PROXY HOLDERS TO VOTE AGAINST YOUR PROPOSAL.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

The Nominees
------------

      Four directors are to be elected at the Annual Meeting to serve until our 2002 Annual Meeting of the stockholders or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of the persons listed below.


      Each of the nominees has advised us that he can and will serve as a director if elected. If for any reason any of the nominees becomes unavailable for election, the persons named in the accompanying proxy will vote for the other nominees and for a substitute nominee or nominees designated by the Board of Directors. The following information is given with respect to each nominee as of December 1, 2001.


                                                                        Director
                                                                         of the
Name, Principal Occupation and                                          Company
Other Directorships                                              Age     Since
-------------------------------------------                      ----   --------
William D. Cox                                                    58      1991
      President and Chief Executive Officer of the Company since July 2001 and Chairman of the Board of Directors since June 1997. Mr. Cox has served as President of various family-owned, commercial and residential construction and land development companies in Wichita, Kansas, currently Applewood Homes, Inc., from 1967 to the present

Harold C. Hill, Jr.                                               65      1995
      Retired as a partner of Arthur Andersen LLP in 1993.
      Mr. Hill's 35 years of service with that firm included responsibility as partner in charge of the transportation, financial services and government practices in Kansas City, and National Technical
      Coordinator of that firm's trucking industry practice group.

Roy R. Laborde                                                    62      1991
      Vice Chairman of the Board of Directors since June
      1997. Chairman of the Board of Directors from May 1992 to June 1997. President of Amboy Grain, Inc., Amboy,
      Minnesota, since 1985; President and Chief Operating
      Officer for Rapidan Grain & Feed, Rapidan, Minnesota, from 1968 through 1988 and has continued to merchandise grain for that company.

Clark D. Stewart                                                  62      1997
      President and Chief Executive Officer of Butler National corporation, a publicly-held company headquartered in Olathe, Kansas, with operations primarily in modification of business jet aircraft, manufacture of avionics for "classic" aircraft and management services for Indian gaming enterprises, since September 1989.


      During the fiscal year ended December 31, 2000, the Board of Directors held seven (7) regular meetings and eight (8) special meetings. Each director attended 75 percent or more of the total number of all meetings of the Board and of committees of which he or she was a member during 2000.

Compensation Of Directors
-------------------------

      Directors who are not employees of the Company or its subsidiaries received compensation of $8,000 per annum, plus $750 for each board meeting attended and $750 for each committee meeting attended when held on a day on which they were not compensated for attending another meeting, except the Chairman of the Board who received $1,500 for each board meeting and committee meeting attended and chairmen of Committees who received $1,000 for each committee meeting chaired. Directors received $200 for telephonic meetings of either the board or its committees. Directors were also reimbursed for reasonable travel and other expenses incurred by them in performance of their duties as directors of the Company. Directors who are not employees receive options to purchase 2,000 shares of Common Stock on the first stock trading day immediately following each Annual Meeting of the Stockholders of the Company at which they are elected to the Board of Directors, at market value on such date.

Section 16(A) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, executive officers and beneficial owners of more than ten (10) percent of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange, and to provide copies to the Company. Based solely on a review of the copies of such reports provided to the Company and written representations from the directors and executive officers, the Company believes that all applicable Section 16(a) filing requirements have been met.

Committees of the Board Of Directors
------------------------------------

      The Company's Board of Directors has standing Audit, Compensation and Corporate Governance Committees.

      Members of the Audit Committee are Harold C. Hill, Jr. (Chairman), Roy
R. Laborde and Clark D. Stewart. During 2000 and until July 2001, William D. Cox was also a member of the committee. The Audit Committee met two (2) times during the fiscal year ended December 31, 2000. The Audit Committee advises, reports to and makes recommendations to the Board of Directors on
(i) audit procedures of the Company and its subsidiaries, (ii) general policy with regard to audit matters, (iii) the financial and accounting controls of the Company and its subsidiaries, (iv) nominating independent accountants to conduct the annual examination of the Company's financial statements, and (v) the results of the examination performed by the independent accountants.

      Members of the Compensation Committee are Clark D. Stewart (Chairman), Harold C. Hill, Jr. and Roy R. Laborde. During 2000 and until July 2001, William D. Cox was also a member of the committee. The Compensation Committee met one (1) time during the fiscal year ended December 31, 2000. The Compensation Committee (i) approves salaries and other compensation to be paid to the officers of the Company, (ii) administers the 1992 Incentive Stock Plan and the 1998 Long-Term Incentive Plan and makes recommendations for option grants under these plans, and (iii) reviews and makes recommendations to the Board of Directors on any proposed employee benefit plans and any proposed material changes to existing employee benefit plans for the Company and its subsidiaries.

      Members of the Corporate Governance Committee are Harold C. Hill, Jr. (Chairman), Roy R. Laborde and Clark D. Stewart. During 2000 and until July 2001, William D. Cox was also a member of the committee. The Corporate Governance Committee met one (1) time during the fiscal year ended December 31, 2000. The Corporate Governance Committee advises, reports to and makes recommendations to the Board of Directors on corporate governance issues, including nominations for the Board of Directors of the Company. The Corporate Governance Committee will consider candidates for the Board of Directors suggested by stockholders. Stockholders desiring to suggest candidates for nomination at the 2002 Annual Meeting should advise the Secretary of the Company in writing by December 31, 2001 and include sufficient biographical material to permit an appropriate evaluation. The Corporate Governance Committee and the Board of Directors continue to consider qualified candidates for the Board of Directors and may add new members to the Board of the Directors before the 2002 Annual Meeting.

Recommendation of Board of Directors
------------------------------------

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.


                                   APPROVAL OF
                               PLAN OF LIQUIDATION
                                (Proposal No. 2)

General
-------

      Our Board of Directors is proposing the Plan of Complete Liquidation of TransFinancial Holdings, Inc. (the "Plan of Liquidation" or the "Plan") for your approval at the Annual Meeting. The Plan was adopted by our Board of Directors, subject to stockholder approval, on September 14, 2001. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. You should read the Plan in its entirety.

Summary
-------

      Under the Plan, we will

      o file a Certificate of Dissolution with the Secretary of State of the State of Delaware shortly after stockholder approval of the Plan. See "Principal Provisions of the Plan--Certificate of Dissolution."

      o close our stock transfer books at the close of business on the date we file that Certificate of Dissolution and delist our shares from AMEX. See "Factors Stockholders Should Consider When Deciding Whether to Approve the Plan--We Will Delist our Stock and Close Stock Transfer Records."

      o initiate the dissolution and complete liquidation of TransFinancial. See "Background and Reasons for Plan;" "Principal Provisions of the Plan."

      o  not engage in any business activities except for the purpose of :

         o   preserving the value of our assets,

         o prosecuting and defending lawsuits by or against us or our subsidiaries,

         o   adjusting and winding up our business and affairs,

         o selling and liquidating all or substantially all of our properties and assets, including our intellectual property and other intangible assets, and

         o   paying our creditors and making distributions to stockholders.

See "Principal Provisions of the Plan," "Liquidating Distributions--Nature, Amount, Timing."


      At any time within three years after the Certificate of Dissolution is filed (or longer if the period is extended by a court), we may transfer our remaining assets and liabilities to a Liquidating Trust pursuant to the Plan. Our Board of Directors may appoint one or more of its members or an officer of TransFinancial or one or more other persons to act as trustee(s) of the Liquidating Trust. Your approval of the Plan will also constitute your approval of the appointment and compensation of such trustees. We are not, however, required to create or utilize a Liquidating Trust and may not do so.


      During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan and/or retention and severance benefits. Your approval of the Plan will constitute your approval of the payment of such compensation.

      The following resolution will be offered at the Annual Meeting:

      "RESOLVED, THAT THE PLAN OF COMPLETE LIQUIDATION OF
      TRANSFINANCIAL HOLDINGS, INC., PREVIOUSLY APPROVED BY THE

      BOARD OF DIRECTORS, IS HEREBY ADOPTED AND APPROVED IN ALL RESPECTS, AND THE BOARD OF DIRECTORS SHALL HAVE AUTHORITY TO ABANDON SUCH PLAN WITHOUT FURTHER STOCKHOLDER APPROVAL IF IT DEEMS IT ADVISABLE TO DO SO."

Background And Reasons For The Plan
-----------------------------------

      Company Background
      ------------------

      We historically provided transportation services and financial services through various subsidiaries. We discontinued transportation operations during 2000 and are now liquidating our former transportation subsidiaries. We have also provided financial services related to the financing of insurance premiums through UPAC. Pursuant to the Purchase Agreement we would sell UPAC, certain real estate and a certain nonoperating subsidiary to CEG. That sale would dispose of our only substantial operating assets.

      Background of Plan of Liquidation
      ---------------------------------

      During the late 1990's our transportation operations as a whole became unprofitable. We shut down our largest transportation subsidiary, Crouse Cartage Company, in September of 2000. During December 2000, we shut down our other transportation subsidiary when the liability insurer cancelled the insurance policy covering its operations. At the time the transportation operations were closed, we questioned whether the costs to be incurred in connection with shutting down those operations might ultimately require us to sell UPAC, and whether the earnings prospects of UPAC alone were enough to justify the costs of remaining a public company.

      Beginning in approximately August 2000, management of UPAC attempted through discussions with individuals and companies that management considered to be knowledgeable about the premium finance industry, the current investment climate, or the interests of certain possible investors, to ascertain what prospects might exist for selling UPAC should the Board ever consider such a sale advisable. The knowledge gained by UPAC management in those inquiries forms part of the basis for the Board's conclusion that the purchase price and other terms and conditions provided in the Purchase Agreement with CEG are fair, and that the UPAC Sale should be concluded with CEG on those terms.

      During July 2001, we reached agreements that quantified and settled certain liabilities, including a liability relating to the pension plans of the transportation subsidiaries and another with the former liability insurer for our transportation subsidiaries. The payments required by us under these settlement agreements totaled approximately $4.75 million. We had to borrow the funds necessary to make such payments during August 2001. $1.25 million of these borrowings were from CEG, the purchaser in the UPAC Sale. This brought the indebtedness at the end of August 2001 related to liquidation of the transportation operations to $6.0 million.

      By July 2001, it had become apparent to the Board that UPAC should be sold. The board considered several factors in reaching this decision (but did not weight or rank the factors in relative importance):

      o   the need to raise funds to repay our indebtedness,

      o the high cost of our continuing to operate as a public company in comparison with the earnings we might reasonably expect from UPAC,

      o the fact that we now have no substantial operating subsidiaries other than UPAC, and

      o the Board's belief that it is unlikely that any prospective purchaser would offer a higher price for UPAC than that provided in the Purchase Agreement.

      In connection with the August 2001 borrowing from CEG, we granted CEG certain rights in connection with a possible sale of UPAC. The loan documents for that loan provide for the following among other things:

      o   a CEG security interest in all UPAC stock,

      o   a 30-day exclusive right by CEG to negotiate for the purchase of UPAC,

      o   agreement on a $14 million purchase price for UPAC,


      o a $500,000 fee to CEG (the Purchase Agreement for the UPAC Sale now provides for an $800,000 fee) if we sell UPAC to another party within one year of the full payment of the loan and any additional borrowings from CEG,


      o a CEG right of first refusal on any proposed sale of UPAC to a third party within one year after full payment of the loan and any additional borrowings from CEG, and

      o a requirement that sale of UPAC to a third party following failure of CEG to exercise its right of first refusal be at a price approximately $875,000 higher than the last price offered by CEG.


      On September 14, 2001, the Board approved an earlier purchase agreement for the UPAC Sale to CEG and directed that it be submitted to stockholders for their approval. Under the terms of the earlier purchase agreement, CEG was to pay $14 million in cash, subject to certain adjustments, for UPAC, certain real estate and a separate nonoperating subsidiary. Following the issuance of a press release and the filing of preliminary proxy materials, we received a letter from Premium Financing Specialists, Inc. indicating an interest in purchasing substantially the same assets for a higher amount. We negotiated with that party and entered into a purchase agreement with PFS Holding Company, Inc. on October 22, 2001. That agreement was then referred to CEG so that CEG could consider matching or topping the PFS offer pursuant to its right of first refusal. Following negotiations, we entered into the Purchase Agreement with CEG on November 6, 2001, subject to a 5-business-day due diligence period that expired at the close of business on November 13, 2001. Under the terms of the Purchase Agreement, CEG is to pay $17.3 million, subject to certain adjustments, for UPAC, certain real estate and a separate nonoperating subsidiary. See "Proposal to Approve UPAC Sale Under Purchase Agreement (Proposal No. 3)." The UPAC Sale will leave us with no substantial operating subsidiaries.

      The Board did not retain the services of any broker or investment banker as a financial adviser to advise it concerning these matters.

      Conclusion of Our Board of Directors
      ------------------------------------

      On September 14, 2001, our Board of Directors unanimously adopted the Plan of Liquidation and directed that it be presented to stockholders for their approval at the Annual Meeting. In arriving at this conclusion, our Board considered a number of factors, including alternatives to the proposal and the future prospects of TransFinancial. Our Board of Directors concluded that the Plan of Liquidation was in the best interests of TransFinancial and our stockholders. The factors considered by the Board in reaching this conclusion included the following (which the Board did not weight or rank in relative importance):

      o The expenses of maintaining our status as a public company appear high in comparison with earnings we could expect to receive from UPAC if UPAC is not sold.

      o  Sale of UPAC will leave us with no substantial operating subsidiaries.

      o We need to repay indebtedness of approximately $6.0 million, including the $4.75 million borrowed in August 2001 as described above.

      o Other than the sale of UPAC, we have no source of funds sufficient to repay our indebtedness.


      o We do not expect the proceeds from any sales of the non-UPAC assets will be material compared to proceeds from the UPAC Sale. These assets include Presis, L.L.C., still in the development stage, and an interest in an internet load matching company.


      o Our Board of Directors believes that a distribution to the stockholders of TransFinancial's net assets would return to them a greater likely value, when adjusted for risk, than other alternatives, and that dissolution would limit further erosion of stockholders' equity through continuing net losses and market declines.

      There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade during the brief time following adoption of the Plan before we delist our stock and close our stock transfer records to most future transfers.

      Our Board of Directors believes that it is in the best interests of TransFinancial and our stockholders to distribute to the stockholders TransFinancial's net available assets pursuant to the Plan of Liquidation. If the Plan is not approved by the stockholders, our Board of Directors will explore the alternatives then available for the future of TransFinancial.

Factors Stockholders Should Consider When Deciding Whether To Approve The Plan
------------------------------------------------------------------------------


      There are many factors that stockholders should consider when deciding whether to vote to approve the Plan. Such factors include those set forth in TransFinancial's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, TransFinancial's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001, as well as the factors set forth below. See "--There Are Risks Associated with Forward Looking Statements."


      There Are Risks Associated With Forward Looking Statements
      ----------------------------------------------------------

      We have made forward-looking statements in this document, and in the other documents that we refer to in this document. Forward-looking statements are statements that are not historical in nature and can often be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates" or "anticipates," variations of these words or similar expressions. Examples of forward-looking statements include:

      o estimates of amounts stockholders might receive in a liquidation under the Plan;

      o pro forma financial information and projections or estimates relating to revenues, income or loss, earnings or loss per share, financial condition, capital expenditures, the payment or non-payment of dividends, the value of assets or claims (by or against TransFinancial) and other financial items, or relating to the time it may take to accomplish something in the future;

      o  statements of plans and objectives;

      o  statements of future economic performance; and

      o  statements of the assumptions underlying these statements.

      Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Future results of operations, financial condition, business and stock values of TransFinancial may be materially different from those described in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statement.

      We have described in this Proxy Statement various factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified in this document could also have this effect.

      All forward-looking statements in this document are made as of the date of this document. We may not publicly update or correct any of these forward-looking statements in the future.

      This Proxy Statement contains forward looking statements, including statements contained under the heading "Liquidation Analysis and Estimates" below and other statements concerning the value of TransFinancial's net assets, the liquidation value per share of Common

Stock as compared to our market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of our significant assets. The methods used by our Board of Directors and management in estimating the value of TransFinancial's assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a stockholder might receive in liquidation. Specifically, estimates regarding final proceeds from the UPAC Sale and the ultimate disposition of the remaining non-cash assets to third party acquirers are subject to many variables and will not be determined with certainty until the lapse of indemnity provisions outlined in the definitive purchase agreements and the settlement of remaining liabilities.

      In addition, we will need to liquidate our excess property and equipment, accounts receivable, and investments in non-public companies. The cash value we may realize for these assets will be difficult to estimate, and we can give no assurance that we will receive any material amounts for them.

      Stockholders Have No Dissenter's Appraisal Rights
      -------------------------------------------------

      Stockholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of TransFinancial should vote "against" approval of the Plan and should possibly consider whether they should sell their shares while a trading market still exists. There are no dissenter's appraisal rights.

      You May Be Required to Repay Amounts You Receive Under the Plan
      ---------------------------------------------------------------

      Stockholders may be liable to creditors of TransFinancial for up to amounts received from us under the Plan if our reserves are inadequate to settle claims and liabilities.

      If the Plan is approved by the stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving TransFinancial pursuant to the Delaware General Corporation Law (the "DGCL"). TransFinancial will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling TransFinancial gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, if TransFinancial fails to create an adequate contingency reserve for payment of its expenses and liabilities during this period, each stockholder could be required to repay to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from TransFinancial (or from the Liquidating Trust) under the Plan. Accordingly, in this event a stockholder could be required to return all distributions previously made to such stockholder under the Plan. As a result, a stockholder could receive nothing from TransFinancial under the Plan even though earlier distributions were made. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve that we establish will be adequate to cover all expenses and liabilities.

      We Will Delist Our Stock and Close Our Stock Transfer Books.
      ------------------------------------------------------------

      After the Effective Date, we may proceed to delist the common stock of the Company from the stock exchange on which they are listed. Currently, the shares are listed on the American Stock Exchange ("AMEX") with the symbol "TFH".

      We intend to close our stock transfer books and discontinue recording most transfers of Common Stock at the close of business on the day the Certificate of Dissolution is filed with the Delaware Secretary of State (the "Final Record Date"). After that, certificates representing the Common Stock shall not be assignable or transferable on the books of TransFinancial except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of TransFinancial shall be fixed on the basis of their respective stock holdings at the Final Record Date. The proportionate interests of stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date. After that, any distributions made by us will be made only to the stockholders of record at the close of business on that date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law. After the Final Record Date, TransFinancial will not issue any new stock certificates, other than replacement certificates or certificates that reflect transfers by will, intestate succession or operation of law. Any person holding options, warrants or other rights to purchase Common Stock must exercise such instruments or rights prior to the Final Record Date.

      We anticipate that no further public trading of TransFinancial's shares will occur on or after the Final Record Date and that such trading, if any, will occur only on the over-the-counter market.

      No Governmental Authority Will Approve The Plan Or Oversee Its Execution
      ------------------------------------------------------------------------

      Except for certain provisions of the Delaware General Corporation Law, no United States federal or state regulatory requirements must be complied with (nor are any federal or state regulatory approvals required) in connection with the Plan of Liquidation.

        The Board may, however, elect to follow a method of liquidation under the DGCL that provides for obtaining court approval for certain matters.

      Certain Directors and Executive Officers Will Benefit
      -----------------------------------------------------


      In connection with its approval and adoption of the Plan, our Board granted acceleration of unvested, unexercised, in-the-money stock options. Such options will be accelerated and deemed exercised on the date we file our Certificate of Liquidation with the Delaware Secretary of State. Executive Officers and Directors as a group could net $103,722 if liquidation proceeds under the Plan total $2.50 per share, and $153,797 if liquidation proceeds under the Plan total $3.00 per share.


      Mr. Kurt W. Huffman, our Executive Vice President and the Chief Executive Officer of UPAC, will receive a payment of $150,000 if the UPAC Sale closes. Moreover, the change in control of UPAC resulting from the UPAC Sale may trigger certain parachute payments to Mr. Huffman totaling $500,000.

      The Board of Directors Did Not Retain a Financial Adviser
      ----------------------------------------------------------

      The Board did not retain the services of any broker or investment banker as a financial adviser to advise it concerning these matters.

Principal Provisions Of The Plan
--------------------------------

      Overview
      --------

      The Plan of Liquidation provides for the liquidation, winding up and dissolution of TransFinancial. If the Plan of Liquidation is approved, we will

      o   sell all of our non-cash assets,

      o   satisfy our contractual and other obligations, and

      o make liquidating distributions to our stockholders from our net available assets, if any.

      By the terms of the Plan of Liquidation, stockholder approval of the Plan will also constitute stockholder approval of the sale of all or substantially all of our assets in one or more transactions. However, assuming stockholders approve the Plan of Liquidation, we are also seeking separate stockholder approval of the UPAC Sale. UPAC is our only substantial operating subsidiary. See "Proposal to Approve UPAC Sale Under Purchase Agreement (Proposal No. 3)."

      Adoption and Effective Date
      ---------------------------

      The effective date of the Plan (the "Effective Date") will be the date the Certificate of Dissolution is filed following adoption of the Plan by stockholders.

      Liquidation of Assets; Prosecution of Claims
      --------------------------------------------


      As part of the liquidation, we may (but are not required to) use a liquidating trust as provided for in the Plan (the "Liquidating Trust"). If the Liquidating Trust is utilized, it may be formed at any time after approval of the Plan.

      As part of the liquidation, we may (but are not required to) form and use a Liquidating Trust as provided for in the Plan. If a Liquidating Trust is utilized, it may be formed at any time after the effective date of the Plan.


      We will use commercially reasonable efforts to dispose of our assets as promptly as practicable consistent with realizing full value thereon. Proceeds of the assets will be held in cash or short-term fixed-income securities that we may lawfully invest in. If we do not timely dispose of assets, we may contribute them to the Liquidating Trust provided for in the Plan.

      We will use commercially reasonable efforts to assert, prosecute, reduce to judgment, settle and collect all claims that we have. If we do not timely resolve a claim for its full value, we may contribute the claim to the Liquidating Trust provided for in the Plan.

      In addition to assets and claims, we will also contribute to the Liquidating Trust amounts that might reasonably be required to resolve such claims, dispose of assets in the Liquidating Trust and pay the reasonable expenses of the Liquidating Trust.

      Without further approvals by the stockholders except as required by law, we will have authority to engage in other transactions as may be appropriate to effect our complete liquidation and distribution, including authority to dispose in any manner of our assets for cash or other property or to pay, provide for, settle and resolve all liabilities of the TransFinancial, upon such terms as we determine.

      The Plan allows us to abandon property if the Board deems that course of action to be in our best interests.

      Provisions for Liabilities
      --------------------------

      We will pay or discharge or otherwise provide for the payment or discharge of any liabilities and obligations. This will include contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by us or by a court of competent jurisdiction. This may be accomplished through one or more trusts (including the Liquidating Trust), escrows, reserve funds, plans or other arrangements as determined by us or required by law. Approval of the Plan by stockholders will constitute approval by them of all actions referred to in the Plan to be taken by us or on our behalf, and of all actions reasonably required to effect the transactions contemplated by the Plan.

      Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by stockholders, we will pay all expenses and fixed and other known liabilities, or set aside cash and other assets, which we believe adequate for payment thereof as a Contingency Reserve. We are currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders. Under the Plan and the DGCL, we may elect to follow a procedure in which court approval is obtained for any distributions before they are made.

      If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor might seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of TransFinancial's expenses and liabilities. Any such action could delay or substantially diminish or eliminate any cash distributions to stockholders.

      Distributions to Stockholders
      -----------------------------

      From time to time after the Effective Date, we will distribute to the stockholders cash or other assets and all other properties held by us, in excess of amounts required for the payment or discharge of our liabilities or obligations or for the liquidation of our assets, by way of one or more pro rata liquidating distributions to the stockholders. Cash or other assets in the Liquidating Trust, in excess of amounts required for the payment or discharge of our liabilities and obligations or for the liquidation of our assets, will be distributed to the stockholders at the time and under the conditions set forth in the Liquidating Trust.

      Notice to Creditors
      -------------------

      As soon as practicable after the Effective Date, we will mail notice to our known creditors that the Plan has been approved by the Board and the stockholders.

      Certificate of Dissolution
      --------------------------

      As soon as practicable after stockholder approval of the Plan, and pursuant to the DGCL, we will prepare and file a Certificate of Dissolution with the Delaware Secretary of State. After that, we will conduct no business except as permitted by the DGCL. The directors in office at that time shall continue in office solely for the purpose of the Plan and shall have the powers provided to them by the DGCL and the Plan. The DGCL allows dissolutions and liquidations to proceed in more than one way, and the Plan makes clear that the Board may proceed in any manner allowed by the DGCL.

      Amendment or Abandonment of the Plan
      -------------------------------------

      We may modify or amend the Plan at any time without stockholder approval if we determine that such action would be advisable and in the best interest of TransFinancial and our stockholders. Such an amendment could include a change in the form of the agreement governing the Liquidating Trust. However, stockholder approval would be required for an amendment that would materially and adversely affect the interests of stockholder or materially delay the time at which distributions of our net assets will be made.

      We may abandon the Plan at any time prior to the filing of the Certificate of Dissolution if the Board determines that abandonment would be advisable and in the best interests of TransFinancial and its stockholders. Such an abandonment would not require further stockholder approval.

      The DGCL also allows us to revoke the Plan and reactivate the corporation within three years after the Certificate of Dissolution is filed if the Board and stockholders approve such action.

      Powers of Directors and Trustees
      --------------------------------

      Except as required by applicable law or the Plan, all actions and transactions contemplated under the Plan will be made solely by or under the direction of the Board or the trustee(s) of the Liquidating Trust. Matters reserved exclusively to stockholders under the Plan or applicable law will be exercised exclusively by the stockholders.

      The Board is authorized to

      o  approve changes in the terms of transactions referred to in the Plan,

      o  interpret any of the Plan's provisions,

      o delegate the exercise of its rights and duties to officers or agents, and

      o make, execute, and deliver documents, and authorize others to do so, that the Board deems necessary or desirable to carry out the purposes of the Plan.

      Compensation and Indemnification
      ---------------------------------

      We may pay officers, directors, employees, agents and trustees compensation for services rendered in connection with the Plan. Stockholder approval of the Plan constitutes approval for the payment of such compensation.

      Our Board of Directors has not established specific guidelines for determination of the compensation to be paid to management and continuing employees of TransFinancial following approval of the Plan by the stockholders. Such compensation will be determined by evaluation of all factors the Board deems relevant, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

      We will continue to indemnify officers, directors, employees, agents and trustees in accordance with our Articles of Incorporation, bylaws and any contractual arrangements. Such indemnification shall apply to acts or omissions in connection with the implementation of the Plan and the winding up of our affairs. We or the trustee of the Liquidating Trust may maintain insurance to cover, in whole or in part, such indemnification obligations. The obligation to indemnify may be satisfied out of assets in the Liquidating Trust.

      Cancellation of Stock
      ---------------------

      Distributions to stockholders under the Plan shall be in complete redemption and cancellation of all of our outstanding common stock. As a condition to any distribution, we may require stockholders to surrender their stock certificates for cancellation. If a stockholder's certificates have been lost, stolen or destroyed, the stockholder must furnish satisfactory information of this together with a surety bond or other security or indemnity reasonably satisfactory to us. Stockholders should not forward their stock certificates before receiving instructions to do so. All distributions otherwise payable by TransFinancial or the Liquidating Trust to stockholders who have not surrendered their stock certificates or made other satisfactory arrangements described above may be held in trust for such stockholders, without interest (subject to escheat pursuant to the laws relating to unclaimed property).

      Restrictions on Transfer of Stock
      ---------------------------------

      We will close our stock transfer books effective at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State (the "Final Record Date"). After that, certificates representing shares of Common Stock will not be assignable or transferable on the books of TransFinancial except to reflect transfers by will, intestate succession or operation of law. After the Final Record Date, TransFinancial will not issue any new stock certificates, other than replacement certificates or certificates that reflect transfers by will, intestate succession or operation of law.

      The Liquidating Trust
      ---------------------


      As part of the liquidation, we may (but are not required to) form and use a Liquidating Trust as provided for in the Plan. If a Liquidating Trust is utilized, it may be formed at any time after the effective date of the Plan. The Board may transfer all our liabilities and assets to the Liquidating Trust at any time within three years after the Certificate of Liquidation is filed (or any longer period provided by a court). If the Liquidating Trust is utilized, the assignment of assets to the Trustees of the Liquidating Trust shall constitute a final liquidating distribution by us to our stockholders of their pro rata interests in such assets. Our stockholders will become the beneficial owners of the Liquidating Trust. Interests in the Liquidating Trust will be distributed to stockholders. Following this distribution to the Liquidating Trust, no further distributions would be made to our former stockholders other than any distributions that might be made by the Liquidating Trust. Beneficial interests in the Liquidating Trust will not be transferable except by will, intestate succession or operation of law. A form of agreement governing the Liquidating Trust is included as an exhibit to the Plan; that form of agreement may be modified in the discretion of the directors.


Liquidating Distributions; Nature; Amount; Timing
-------------------------------------------------


      Although our Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, our Board of Directors intends, subject to contingencies inherent in winding up TransFinancial's business, to make such distributions, if any, as promptly as practicable. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to the Liquidating Trust. As promptly as practicable after the approval of the Plan by the stockholders, based upon information presently available to us, assuming that the UPAC Sale is completed and that there are no unanticipated claims or other material adverse events, we believe we will provide distributions totaling between $2.50 to $3.00 per share. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of any distributions pursuant to the Plan. The actual nature, amount and timing of any distributions will be determined by our Board of Directors or the Trustee(s) of the Liquidating Trust, in their sole discretion, and will depend in part upon our ability to convert our remaining assets into cash. We may elect to seek court approval before making any distribution.

      We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead will reserve assets estimated by management and our Board of Directors to be adequate to provide for such liabilities and obligations.

      See "Factors to Be Considered by Stockholders in Deciding Whether to Approve the Plan--There Are Risks Associated with Forward Looking Statements."

Reporting Requirements
----------------------

      Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is approved and in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

Contingent Liabilities; Contingency Reserve
-------------------------------------------

      Our operating subsidiaries are parties to routine litigation. We and our subsidiaries maintain insurance programs and accrue for expected losses in amounts intended to cover liability resulting from these claims. In the opinion of management, the outcome of such claims and litigation will not materially affect the Company's financial position or results of operations.

      We along with our directors have been named as defendants in a lawsuit filed on January 12, 2000 in the Chancery Court in new Castle County, Delaware. The suit seeks declaratory, injunctive and other relief relating to a proposed management buyout. The suit alleges that our directors failed to seek bidders for our subsidiary Crouse Cartage Company, failed to seek bidders for its subsidiary Universal Premium Acceptance Corporation, failed to actively solicit offers for TransFinancial, imposed arbitrary time constraints on those making offers and favored a management buyout group's proposal. The suit seeks certification as a class action complaint. The proposed management buyout was terminated on February 18, 2000. The plaintiff filed an amended complaint on August 9, 2000, seeking damages in excess of $4.50 per share for the alleged breaches of fiduciary duties. A motion to dismiss and an amended complaint have been filed. We believe we have good defenses to this action and that an adverse outcome of this suit would not have a material adverse effect.

United States Federal Income Tax Considerations
-----------------------------------------------

      The following discussion is a general summary of the material United States federal income tax consequences affecting TransFinancial's stockholders that are anticipated to result from the liquidation and dissolution of TransFinancial. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

      The following discussion has no binding effect on the IRS or the courts and assumes that TransFinancial will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and TransFinancial will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and TransFinancial from the liquidation and dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

      Federal Income Taxation of TransFinancial
      -----------------------------------------

      After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any. We will recognize gain or loss on sales of our assets pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of gain or loss apply.

      Federal Income Taxation of the Stockholders
      -------------------------------------------

      As a result of the liquidation and dissolution of TransFinancial, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

      A stockholder's gain or loss will be computed on a "per share" basis. TransFinancial expects to make more than one liquidating distribution; each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from TransFinancial has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, commonly capital gain rather than ordinary income. Capital gains from the sale of capital assets held more than twelve months are generally taxed at lower rates than ordinary income. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates, with no recovery of tax basis.

      Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

      After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

      It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. (See "Contingent Liabilities; Contingency Reserve; Liquidating Trust"). Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from TransFinancial and the liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years. Further, individual stockholders may be subject to limitations on the deductibility of capital losses.

      Certain Federal Income Tax Consequences Arising from Liquidating Trusts
      -----------------------------------------------------------------------

      If TransFinancial transfers assets to a liquidating trust or trusts, TransFinancial intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from TransFinancial. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

      Taxation of Non-United States Stockholders
      ------------------------------------------

      Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

      State and Local Tax
      -------------------

      We may be subject to liability for state or local taxes with respect to the sale of our assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

      THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. TRANSFINANCIAL RECOMMENDS THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

Vote Required and Board Recommendation
--------------------------------------


      The approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of November 29, 2001. 3,278,291 shares were outstanding at the record date, and at least 1,639,146 shares must be voted in favor of this proposal for it to pass.


      OUR BOARD BELIEVES THAT THE PLAN OF LIQUIDATION IS IN THE BEST INTERESTS OF TRANSFINANCIAL'S STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

               APPROVAL OF UPAC SALE UNDER THE PURCHASE AGREEMENT
                                (Proposal No. 3)

General
-------

      Our Board of Directors has approved the UPAC Sale to CEG under the Purchase Agreement and directed that it be submitted to stockholders for their approval at the Annual Meeting. A copy of the Purchase Agreement is attached as Appendix B to this Proxy Statement.


      Our Board of Directors authorized the execution of the Purchase Agreement with CEG. CEG is headquartered in Des Moines, Iowa. Under the terms of the Purchase Agreement, CEG will pay $17.3 million in cash, subject to certain adjustments, for UPAC, certain real estate and a separate nonoperating subsidiary. There is no assurance that the UPAC Sale will be completed even if it is approved by stockholders, as several conditions must be met before a closing can occur.


      The following resolution will be offered at the Annual Meeting:


      "RESOLVED, THAT THE SALE OF UNIVERSAL PREMIUM ACCEPTANCE CORPORATION, UPAC OF CALIFORNIA, INC., AMERICAN FREIGHT SYSTEM, INC. AND CERTAIN REAL ESTATE, PURSUANT TO THE PURCHASE AGREEMENT DATED NOVEMBER 6, 2001, BETWEEN THIS CORPORATION AND COMMERCIAL EQUITY GROUP, LTD., IS HEREBY APPROVED AND AUTHORIZED IN ALL RESPECTS."


Background of the UPAC Sale
---------------------------

      We historically provided transportation services and financial services through various subsidiaries. We discontinued transportation operations during 2000 and are now liquidating our former transportation subsidiaries. We also provide financial services related to the financing of insurance premiums through UPAC. The Purchase Agreement would sell UPAC, certain real estate and American Freight System, Inc., a nonoperating subsidiary of TransFinancial. That sale would dispose of our only substantial remaining operating assets.

      During the late 1990's our transportation operations as a whole became unprofitable. We shut down our largest transportation subsidiary, Crouse Cartage Company, in September of 2000. During December 2000, we shut down our other transportation subsidiary when the liability insurer cancelled the insurance policy covering its operations. At the time the transportation operations were closed, we questioned whether the costs to be incurred in connection with shutting down those operations might ultimately require us to sell UPAC, and whether the earnings prospects of UPAC alone were enough to justify the costs of remaining a public company.

      Meanwhile, beginning in approximately August 2000, management of UPAC attempted through discussions with individuals and companies that management considered to be knowledgeable about the premium finance industry, the current investment climate, or the interests of certain possible investors, to ascertain what prospects might exist for selling UPAC should the Board ever consider such a sale advisable. The knowledge gained by UPAC management in those inquiries forms part of the basis for the Board's conclusion that the purchase price and other terms and conditions provided in the Purchase Agreement with CEG are fair, and that the UPAC Sale should be concluded with CEG on those terms.

      During July 2001, we reached agreements that quantified and settled a liability relating to the pension plans of the transportation subsidiaries and a liability with the former liability insurer for our transportation subsidiaries. The payments required by us under these settlement agreements totaled approximately $4.75 million. We had to borrow the funds necessary to make such payments during August 2001, and $1.25 million of these borrowings were from CEG, the purchaser in the UPAC Sale. Our total indebtedness at the end of August 2001 related to the shut down of our transportation subsidiaries were approximately $6.0 million.

      By July 2001, it had become apparent to the Board that UPAC should be sold. The board considered several factors in reaching this decision (but did not weigh or rank such factors in order of importance):

     o    the need to raise funds to repay our indebtedness,

     o the high cost of our continuing to operate as a public company in comparison with the earnings we might reasonably expect from UPAC,

     o the fact that we now have no substantial operating subsidiaries other than UPAC, and

     o the Board's belief that it is unlikely that any prospective purchaser would offer a higher price for UPAC than that provided in the Purchase Agreement.

      During August 2001, $4.75 million was borrowed to fund payments under settlement agreements with certain creditors, as discussed above. $1.25 million of this amount was borrowed from CEG, the purchaser in the UPAC sale. Discussions with CEG regarding its possible purchase of UPAC were an integral part of our negotiations with CEG as to the terms of that loan. In connection with this loan, we granted CEG certain rights in connection with a possible sale of UPAC. The loan documents for that loan provide for the following among other things:

     o    a CEG security interest in all UPAC stock,

     o    a 30-day exclusive right by CEG to negotiate for the purchase of UPAC,

     o    agreement on a $14 million purchase price for UPAC,

     o a $500,000 fee to CEG if we sell UPAC to another party within one year of the full payment of the loan and any additional borrowings from CEG,

     o a CEG right of first refusal on any proposed sale of UPAC to a third party within one year after full payment of the loan and any additional borrowings from CEG, and

     o a requirement that sale of UPAC to a third party following failure of CEG to exercise its right of first refusal be at a price approximately $875,000 higher than the last price offered by CEG.


     Additional negotiations with CEG followed the closing of the loan, and on September 14, 2001, the Board approved a purchase agreement for the UPAC Sale to CEG and directed that it be submitted to stockholders for their approval. Under the terms of that purchase agreement, CEG was to pay $14 million in cash, subject to certain adjustments, for UPAC, certain real estate and a certain nonoperating subsidiary of TransFinancial. Following the issuance of a press release and the filing of preliminary proxy materials, we received a letter from Premium Financing Specialists, Inc., indicating an interest in purchasing substantially the same assets for a higher amount. We negotiated with that party and subsequently entered into a purchase agreement with PFS Holding Company, Inc. on October 22, 2001. That agreement provides for a $500,000 breakup fee to PFS. The PFS agreement was then referred to CEG so that CEG could consider matching or topping the PFS officer pursuant to its right of first refusal. Following negotiations with CEG, we entered into the Purchase Agreement with CEG on November 6, 2001, subject to a 5-business-day due diligence period that expired at the close of business on November 13, 2001. Under the terms of the Purchase Agreement, CEG is to pay $17.3 million, subject to certain adjustments, for UPAC, certain real estate and a separate nonoperating subsidiary. Completion of the UPAC Sale will leave us with no substantial operating subsidiaries.


      The Board did not retain the services of any broker, investment banker or other financial adviser to advise it concerning these matters.

Certain Terms of the Purchase Agreement
---------------------------------------

      Certain features of the Purchase Agreement are summarized below. This discussion of the Purchase Agreement is qualified by reference to the full agreement attached as Appendix A. You should read the Purchase Agreement in its entirety.

      Purchase Price and Property to be Transferred
      ---------------------------------------------

      The Purchase Agreement provides for the sale of UPAC, the real estate at 8245 Nieman Road, Lenexa, Kansas (the "Real Estate") and American Freight System, Inc. a nonoperating subsidiary of TransFinancial. UPAC and TransFinancial are now headquartered in part of the Real Estate. We are to contribute the Real Estate to the capital of UPAC before transferring all the stock of UPAC to CEG at the closing.


      Under the terms of the Purchase Agreement, CEG will pay $17.3 million in cash, subject to certain adjustments. These adjustments in favor of CEG include:


      o any amount by which the annualized rental rates for the Real Estate are less than $250,000 on an annualized basis as of closing;


      o any amount by which UPAC's combined tangible net assets are less than $8,000,000 as of closing;

      o any amount outstanding at closing of UPAC's or APR's line of credit with DG Bank due to the draw of $3,500,000 on August 27, 2001 which has not been repaid by us;


     o 40% of the any amount by which the federal net operating loss carry forward attributable to the companies being sold as shown on our 2001 federal income tax return is less than $3,960,000; plus

     o up to $500,000 of any amount that CEG accepts and assumes at closing with respect to a liability of TransFinancial to Kurt W. Huffman for certain parachute payments that Mr. Huffman becomes entitled to upon a change of control of UPAC.

      Expected Timing of the Transaction
      ----------------------------------

      Under the Purchase Agreement, the transaction will close on a date following approval by TransFinancial's stockholders of the UPAC Sale and the satisfaction or waiver of all other conditions to the closing.

      Representations and Warranties
      ------------------------------

      The Purchase Agreement contains representations and warranties by TransFinancial to CEG regarding aspects of our assets, business, financial condition and other facts pertinent to the UPAC Sale. The representations and warranties made by TransFinancial cover subjects that are customarily covered in such agreements.

      CEG has also made certain representations and warranties to us.

      Agreements and Covenants
      ------------------------

      We agree to certain restrictions on operations, expenditures and transactions by UPAC up to the closing.

      CEG agrees not to disclose or use trade secrets or confidential information unless the Purchase Agreement is fully consummated.

      We agree to be responsible for preparing tax filings for tax periods ending on or before closing and for control, conduct and resolution of any tax audits for such periods. We have agreed not to take action in such a matter that would reduce the federal net operating loss carry forward attributable to the companies being sold as shown on our 2001 federal income tax return below $3,960,000 without CEG's consent.

      Limitation on TransFinancial's Ability to Consider Other Acquisition Proposals
      --------------------------------------------------------------------

      We agree not to solicit or initiate a proposal that might lead to an alternative acquisition proposal. However, we retain the right to consider certain more favorable acquisition proposals that we conclude in good faith we must consider to comply with the Board's fiduciary duties under Delaware law.

      The loan documents for the $1.25 million borrowed from CEG during August 2001, provide for the following among other things:

     o    a CEG security interest in all UPAC stock,


     o a $500,000 fee to CEG if we sell UPAC to another party within one year after full payment of the loan and any additional borrowings from CEG (the Purchase Agreement now provides for an $800,000 fee in that event),


     o a CEG right of first refusal on any proposed sale of UPAC to a third party within one year after full payment of the loan and any additional borrowings from CEG, and

     o a requirement that sale of UPAC to a third party following failure of CEG to exercise its right of first refusal be at a price approximately $875,000 higher than the last price offered by CEG.

      Conditions to Closing
      ---------------------

      CEG's obligation to close the transaction is subject to the satisfaction or waiver of several conditions.

      Our obligation to close the transaction is subject to the satisfaction or waiver of several conditions including approval of the UPAC Sale by our stockholders.

      Termination of the Purchase Agreement
      -------------------------------------

      The Purchase Agreement may be terminated under various conditions including the following:

     o Either CEG or we may terminate if certain obligations of the other cannot be met by closing.


     o Either party may terminate if without that party's fault the transaction has not closed by June 1, 2002.


      Indemnification
      ---------------

      We and CEG each indemnify the other for losses, damages, liabilities and expenses resulting from

     o inaccuracy or breach or non-fulfillment of our respective representations, warranties, obligations, covenants or agreements made or undertaken in the Purchase Agreement,

     o third party claims resulting from such inaccuracy or breach or non-fulfillment, and

     o costs or expenses including reasonable attorney's fees incident to such matters.

      We and CEG also agree to certain procedures for resolving any such indemnification matters that may arise.

      These indemnity claims expire unless asserted in writing by ten days after Buyer receives our 2001 Federal Corporate Income Tax Return.

      Expenses
      --------

      The Purchase Agreement provides that each party shall pay its own expenses relating to the agreement.

Factors To Be Considered By Stockholders In Deciding Whether To Approve The
---------------------------------------------------------------------------
Purchase Agreement
------------------

      There are many factors that TransFinancial's stockholders should consider when deciding whether to vote to approve the Purchase Agreement and the UPAC Sale pursuant to that agreement. Besides the factors discussed below, these factors include the matters set forth in TransFinancial's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, TransFinancial's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2001 When you decide whether to vote for approval of the Purchase Agreement, you should consider the following factors in conjunction with the other information included or incorporated by reference in this proxy statement.

      Even If TransFinancial's Stockholders Approve the UPAC Sale, the UPAC
      ----------------------------------------------------------------------
      Sale May Not Be Completed
      -------------------------

      Even if a majority in interest of TransFinancial's stockholders vote to approve the UPAC Sale, TransFinancial cannot guarantee that the UPAC Sale will be completed. If it is not completed, the Board believes we would likely not be able to sell our assets to another buyer on terms as favorable as those provided in the Purchase Agreement. This would mean that fewer assets would be available for distribution to TransFinancial's stockholders under the Plan of Liquidation than if the UPAC Sale is completed.

      There Are Risks Associated with Forward-Looking Statements.
      ----------------------------------------------------------

      We have made forward-looking statements in this Proxy Statement, and future developments could differ materially from what such forward-looking statements indicate. See "Approval of Plan of Liquidation--Factors Stockholders Should Consider When Deciding Whether to Approve the Plan--There Are Risks Associated with Forward Looking Statements."

      The Expenses of Continuing to Operate as a Public Company are High in
      ----------------------------------------------------------------------
      Relation to UPAC's Future Earnings
      ----------------------------------

      If the UPAC Sale is not approved, we would continue to operate as a public company. The Board believes that the ongoing expenses associated with continuing to be a public company are high in relation to the earnings that could be expected from UPAC.

      We Believe that Selling UPAC is Necessary in order to Raise Funds to
      ---------------------------------------------------------------------
      Repay Indebtedness
      ------------------

      The Board believes that Selling UPAC is the best way to raise funds to repay our indebtedness.

      There are No Dissenter's Appraisal Rights
      -----------------------------------------

      Under the DGCL, the stockholders of TransFinancial are not entitled to appraisal rights for their shares of Common Stock in connection with the UPAC Sale.

      We Have Not Retained a Financial Adviser
      ----------------------------------------

      We have not retained a broker or investment banker to advise us in connection with the UPAC Sale.

      Certain Directors and Executive Officers Will Benefit
      -----------------------------------------------------


      In connection with its approval and adoption of the Plan, our Board granted acceleration of unvested, unexercised, in-the-money stock options. Such options will be accelerated and deemed exercise on the date we file our Certificate of Liquidation with the Delaware Secretary of State. Executive Officers and Directors as a group could net $103,722 if liquidation proceeds under the Plan total $2.50 per share, and $153,797 if liquidation proceeds under the Plan total $3.00 per share.


      Mr. Kurt W. Huffman, our Executive Vice President and the Chief Executive Officer of UPAC, will receive a payment of $150,000 if the UPAC Sale closes. Moreover, the change in control of UPAC resulting from the UPAC Sale may trigger certain parachute payments to Mr. Huffman totaling $500,000.

      Regulatory Approvals
      --------------------

      Except for certain provisions of the Delaware General Corporation Law, no United States federal or state regulatory requirements must be complied with (nor are any federal or state regulatory approvals required) in connection with the UPAC Sale.

Vote Required And Board Recommendation
--------------------------------------


      The approval of the Purchase Agreement requires the affirmative vote of the holders of a majority of the 3,278,291 outstanding shares of Common Stock as of November 29, 2001.


      OUR BOARD BELIEVES THE UPAC SALE PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT IS IN THE BEST INTERESTS OF TRANSFINANCIAL'S STOCKHOLDERS; AND IT RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

           PROPOSAL TO RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS
                                (Proposal No. 4)

      Our Board of Directors has selected the accounting firm of Weaver & Martin as our independent auditors for the year ending December 31, 2001. A representative of Weaver & Martin is expected to be present at the Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Relationship With Independent Accountants
-----------------------------------------

      The accounting firm of Weaver & Martin has served as independent accountants for the Company since December 2000.

      On July 12, 2000, PricewaterhouseCoopers LLP ("PwC") informed us that it had resigned as our independent accountant. PwC's reports on our financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. PwC's most recent report did contain a paragraph discussing going concern uncertainty. During our two most recent fiscal years and the interim period prior to the resignation of PwC, there were not any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the events described in Item 304(a)(1)(v)(A) - (D) of Regulation S-K has occurred within our two most recent fiscal years and the interim period prior to the resignation of PwC.

      On December 19, 2000, we engaged Weaver & Martin to conduct the audit of the 2000 consolidated financial statements. Weaver & Martin had no prior relationship with us, were not consulted on accounting or audit issues prior to their engagement, and have not performed any consulting work for us subsequent to their engagement.

      During 2001 we engaged Weaver & Martin to conduct an audit of the 1998 and 1999 consolidated financial statements as well. We did this because it appeared that it would be less expensive to do so than to arrange for the consent of PwC to the inclusion of their auditor's opinions for those two years in our annual report.

Audit Fees
----------

      The aggregate fees billed by Weaver & Martin for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 1998, 1999 and 2000 were $85,576.

All Other Fees
--------------

      The aggregate fees billed by Weaver & Martin for services rendered to us other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000 were $10,258 for review of our tax returns.

      The audit committee has considered whether the provision of non-audit services is compatible with maintaining Weaver & Martin's independence. See "AUDIT COMMITTEE REPORT".

Financial Information Systems Design and Implementation Fees
-------------------------------------------------------------

      Weaver & Martin did not render any professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

Vote Required and Board of Directors Recommendation
---------------------------------------------------

      Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of our outstanding voting stock that are present at the Meeting in person or by proxy.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.


    PROPOSAL TO ADJOURN ANNUAL MEETING TO AWAIT ADDITIONAL STOCKHOLDER VOTES
                                (Proposal No. 5)

General
-------

      If a quorum is present and any of the proposals being presented to the Annual Meeting have sufficient votes for adoption on the date the Annual Meeting is convened, the polls will be closed on such date with respect to such proposals and the proposals will be deemed adopted. Even if there is a quorum when the Annual Meeting convenes, however, it is possible that an insufficient number of shares will have been voted on Proposal 2, Proposal 3 and/or Proposal 4 to adopt such proposal or make it clear to management that adoption is unlikely even if the meeting is adjourned to await additional votes from stockholders. Under these circumstances, if the polls were to be closed on these proposals on the original meeting date without adjourning to await additional stockholder votes, the proposals would be defeated despite the possibility that a vote of all or most shares held by stockholders would result in passage of the proposals. The Board of Directors believes that all the proposals are in the best interests of TransFinancial and its stockholders, and are likely to be adopted if all or most stockholders vote their shares on all proposals.

      The DGCL and our By-Laws allow us to adjourn the Annual Meeting from time to time. However, the recent decision of the Delaware Court of Chancery in State of Wisconsin Investment Board v. Peerless Systems Corporation indicates that authority to adjourn a meeting may not always be exercised if it would affect the outcome of a vote. The purpose of this separate proposal is to provide for a specific stockholder vote for one or more such adjournments so that it cannot be argued that the stockholder franchise was impaired in effecting an adjournment to await additional stockholder votes.

Board of Directors Recommendation; Vote Required
------------------------------------------------


      Approval of Proposal No. 5 requires the vote of a majority of the shares of stock present at the meeting and voting for or against any motion to adjourn the meeting to a later date. Members of our Board of Directors and the executive officers of TransFinancial who hold (or are deemed to hold) an aggregate of 355,865 shares of Common Stock (approximately 9.77% of the outstanding shares of Common Stock as of November 29, 2001) have indicated that they will vote in favor of the proposal.


OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.


                             AUDIT COMMITTEE REPORT

      The audit committee operates under a written charter approved by the committee and adopted by our board of directors. The committee's charter is attached to this proxy statement as Appendix C. All of the members of the committee are independent under the corporate governance standards of the American Stock Exchange.

      In fulfilling its responsibilities, the committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and independent auditors. The committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors their independence in relation to TransFinancial and its management. The committee also considered the non-audit services provided to the Company by the independent auditors and concluded that such services were compatible with maintaining their independence.

      Based upon the reviews and discussions referred to above, the committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                    Submitted by the Audit Committee



                                    Harold C. Hill, Jr., Chairman

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


      The following table sets forth information as of November 29, 2001, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (a) persons known to us to be beneficial owners of 5% or more of the outstanding Common Stock, (b) executive officers listed in the Summary Compensation Table, (c) directors and nominees for director and (d) all our directors and executive officers as a group.



            Name of Beneficial Owners              Amount and Nature
  (and address of beneficial owners other than       of Beneficial    Percent
   executive officers, directors and nominees)       Ownership (1)    of Class
   --------------------------------------------     ---------------   --------
Franklin Advisory Services
Charles B. Johnson
Rupert H. Johnson, Jr.
Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, CA  94404............................     254,500   (2)       6.99%

Roy R. Laborde..................................     176,365   (3)       4.84%
C/o TransFinancial Holdings, Inc.
8245 Nieman Road, Suite 100
Lenexa, KS  66214

Timothy P. O'Neil (former director and executive     345,340   (4)       9.48%
officer).
8245 Nieman Road, Suite 100
Lenexa, KS  66214
William D. Cox..................................      98,000   (5)       2.69%
Harold C. Hill, Jr..............................      15,500   (6)        .43%
Clark D. Stewart................................       8,000   (7)        .22%
David D. Taggart (former director and executive       90,000   (8)       2.47%
officer)...
Kurt W. Huffman.................................      58,000   (9)       1.59%
Directors and executive officers as a group (7
persons, including the above)...................     791,205  (10)      21.72%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

(2) The shares shown in the table are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, Inc. ("Franklin"), a subsidiary of Franklin Resources, Inc. ("FRI"). Franklin has all investment and/or voting power over the shares owned by such advisory clients and may be deemed the beneficial owner of the shares shown in the table. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Stockholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, the Principal Stockholders and Franklin disclaim any economic interest or beneficial ownership in any of the shares. The information contained in this footnote was obtained from the Amendment No. 4 to Schedule 13G filed by these persons on February 7, 2001.

(3) Includes 17,150 shares subject to exercisable outstanding stock options and 1,415 shares owned by and registered in the name of his wife, over which they share voting power but Mrs. Laborde retains sole investment power.

(4) Includes 192,000 shares subject to exercisable outstanding stock options. Does not include 32,600 shares held in various irrevocable trusts for the benefit of Mr. O'Neil's children and over which he has no voting or investment power.

(5) Includes 19,000 shares subject to exercisable outstanding stock options.

(6) Includes 4,500 shares in the Francile Hill Revocable Trust. Both Mr. Hill and Francile Hill are trustees and each has shared voting and investment power. Also includes 11,000 shares subject to exercisable outstanding stock options.

(7) Includes 7,000 shares subject to exercisable outstanding stock options.

(8) Represents 90,000 shares subject to exercisable outstanding stock options.

(9) Includes 28,000 shares subject to exercisable outstanding stock options.


(10) Includes a total of 364,150 shares subject to exercisable outstanding stock options. The total includes shares held by Messrs. O'Neil and Taggert even though they were no longer directors or executive officers at November 29, 2001.

                         EXECUTIVE OFFICER COMPENSATION

Board Compensation Committee Report
-----------------------------------

      The responsibilities of the Compensation Committee ("Committee") include approval of the salaries and other compensation paid to our executive officers. The Committee attempts to set executive officers' compensation at levels which are fair and reasonable to our stockholders and which will attract, motivate, retain and appropriately reward experienced executive officers who contribute to our success and the returns to our stockholders.

      In 1998, the Committee engaged a compensation consulting company to perform a review of the our executive compensation program. The current compensation levels were compared to geographical and industry averages and found to be substantially less than average for all executive positions. The compensation consulting company reviewed various compensation surveys and prepared for the Committee a summary of average salary, average incentive compensation and average total compensation for different executive positions, summarized according to geographical area (generally the Kansas City and Des Moines metropolitan areas), by industry (motor carrier trucking and financial services) and by size of company (amount of revenues). The Committee does not know whether the companies included in the compensation surveys reviewed by the consultant include any companies used by us in our peer group index in the performance graph. In order to bring our current executive management team closer to average market total compensation levels, and to tie each executive's performance to our strategic plan, the Committee adopted a new executive compensation program. The new program divides the elements of compensation into two categories: performance and opportunity. Performance compensation is comprised of base salary paid to each executive to accomplish their standard job duties, functions and responsibilities. Opportunity compensation is comprised of "at risk" short-term and long-term incentives which reward the management team members for achieving or exceeding measurable goals. The short-term incentive compensation program permits executives the opportunity to earn an additional 43% of their base compensation by achieving budgeted net income levels in each operating segment or TransFinancial as a whole, and meeting certain other subjective criteria. Executives also have the opportunity to earn additional short-term incentive compensation ratably if the operating segments or TransFinancial as a whole exceed budgeted net income levels. The Committee selected the various amounts which may be earned by an executive under the short-term incentive compensation program in order to cause the executive's total compensation package to meet our target for the executive's total compensation if, and only if, we meet budgeted net income levels. To ensure internal equity each executive's total compensation was benchmarked at 40% to 75% of the CEO's total compensation as recommended by the compensation consulting company based upon each executive's position and responsibilities. To provide a long-term incentive and link a portion of each executive's compensation with the interests of stockholders, we generally includes stock options in each executive's compensation package. In 2000, the Committee continued this compensation program without substantial modification.

      Compensation of Chief Executive Officer
      ---------------------------------------

      Timothy P. O'Neil served as our President and Chief Executive Officer during 2000. The Committee increased Mr. O'Neil's base salary in 2000 from $160,680 to $192,500 because he assumed additional duties as our Secretary and Chief Financial Officer. In order to bring Mr. O'Neil's total compensation package within total market compensation levels, a short-term incentive program was provided to Mr. O'Neil which gives him the opportunity to earn additional cash compensation of 43% of his base compensation, or $69,000, for achieving budgeted net income levels for UPAC and TransFinancial as a whole. No short-term incentive was earned in 2000 as we did not achieve budgeted net income levels. The Board of Directors approved a retention bonus of $192,500 to Mr. O'Neil in 2000 in exchange for Mr. O'Neil's agreement to remain in his position until liquidation of our transportation operations was substantially completed.

      The Committee's determination to recommend an option grant in 2000 to Mr. O'Neil was based upon its subjective and informal review of a number of factors, including the number of options held by Mr. O'Neil, the exercise prices of such options, the amount of Mr. O'Neil's total compensation package, the amounts which Mr. O'Neil is eligible to earn under the short-term incentive program, the past performance of Mr. O'Neil and the Committee's desire to provide a long-term incentive component to Mr. O'Neil's compensation. The decision to grant the option was not based upon any specific criteria or financial performance measure.

      As described under "Employment Agreements," we entered into employment agreements with Mr. O'Neil and several other executive officers in 1998. The Committee determined that it was in the best interests of TransFinancial and its stockholders to enter into the agreements in light of the competitive market for qualified and experienced executives and with respect to the agreement with Mr. O'Neil, in light of the then ongoing hostile takeover attempt. The Committee believes that the employment agreements will help to ensure the retention of valued executives. The Committee also believes that it is very important to maintain the management team intact in the event of any future pending or threatened change of control. In determining the amount of severance compensation payable to Mr. O'Neil and the triggering events for the payment of such compensation, the Committee approved provisions that it considered reasonable to the Company and which would satisfy the goals described above. The triggering event for the payment of such compensation occurred during 2001, and Mr. O'Neil received severance compensation of $475,000 during 2001.

      Compensation of Other Executive Officers
      ----------------------------------------

      We had two executive officers in addition to Mr. O'Neil in 2000. The Committee approved increases in base salary for the executive officers for 2000 to maintain a competitive level of total compensation as compared to compensation rates prevailing in their industry and region. Each of the executive officers had the opportunity to earn 43% of his base compensation as cash incentive compensation based on the achievement of budgeted net income levels for each operating segment or TransFinancial as a whole, and meeting certain other subjective criteria. The executive officers earned $19,333 under the short-term incentive program. The executive officers were awarded cash incentive compensation of 7% on a discretionary basis by the

Compensation Committee. The decision to award these bonuses was not based on any specific financial performance measures.

      Both of the executive officers received stock option grants in 2000. All of the options were Incentive Stock Options. Each option provides for a term of ten years, subject to earlier termination upon certain events, and an exercise price equal to the fair market value of the common stock on the date of grant. The Committee's determination to recommend the grant of options to each of the executive officers was based upon its subjective and informal review of a number of factors including the number of options held by the executive, the exercise prices of such options, the amount of the executive's total compensation package, the amounts which the executive is eligible to earn under the short-term incentive program, the position held by the executive, the duties and responsibilities of the executive, the past performance of the executive and the Committee's desire to provide a long-term incentive component to the executive's compensation. The decision to grant the options was not based upon any specific criteria or financial performance measure.

      As described under "Employment Agreements," we entered into employment agreements with Mr. O'Neil and several other executive officers in 1998. The Committee's determinations with respect to the employment agreements are described above in the discussion of the compensation of the Chief Executive Officer.

      Section 162(m)
      --------------

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, regarding non-deductibility of annual compensation in excess of $1,000,000. The Committee does not believe that
Section 162(m) will have any material impact upon TransFinancial, given the current cash compensation levels of our executive officers, the number of options granted to such officers and the treatment of such options under Section 162(m). The Committee believes that many of the options currently outstanding are exempt from the deductibility limit under the transition provisions set forth in the regulations under Section 162(m). It is the Committee's intention that options granted under the 1998 Long-Term Incentive Plan will qualify as performance-based compensation and be exempt from the deductibility limits of
Section 162(m). The Committee will continue to evaluate the advisability of qualifying executive compensation for deductibility under Section 162(m).

                                    COMPENSATION COMMITTEE


                                    Clark D. Stewart, Chairman

Compensation Committee Interlocks And Insider Participation
------------------------------------------------------------


      The Compensation Committee consists exclusively of non-employee directors appointed by resolution of the entire Board of Directors. William D. Cox, former Chairman of the Compensation Committee, was a non-employee Chairman of the Board of Directors from the 1997 Organization Meeting of the Board of Directors until he was appointed President and Chief Executive Officer of the Company in July 2001. He resigned from the Compensation Committee at the time of his election as President and Chief Executive Officer of the Company in July 2001.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       AMONG TRANSFINANCIAL HOLDINGS, INC.
                    COMMON STOCK, AMEX MARKET AND PEER GROUP

      Based on data furnished by Media General Financial Services, Richmond, Virginia. Assumes $100 invested at the close of business at December 31, 1995 in our Common Stock, the Amex Market Index and the selected peer group. The total return calculated assumes the reinvestment of any dividends. Numbers used to prepare the above graph were:

                                          Year Ending December 31

                             1995      1996     1997     1998     1999    2000

TransFinancial              100.00     90.00   102.14    51.43    60.00     6.43
Peer Group                  100.00     99.51   151.86   136.70   148.77   146.35
Amex Market Index           100.00    105.52   126.97   125.25   156.15   154.23

      The industry peer group ("Peer Group") consists of all predominantly less- than-truckload motor carriers (or parent companies) publicly traded on any stock exchange for the last five years (6 companies: Arkansas Best Corporation, Arnold Industries, Inc., CNF Transportation, Inc., Old Dominion Freight Line, Inc., USFreightways, Inc., and Yellow Corporation). Each member of the peer group had a much larger market capitalization than TransFinancial.

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term Compensation
                                                                          -----------------------------------
                                            Annual Compensation                    Awards            Payouts
                                   -------------------------------------- ------------------------ ----------
                                                              Other       Restricted   Securities
                                                              Annual        Stock      Underlying   LTIP         All Other
Name and                                                      Compensation Award(s)     Options/    Payouts     Compensation
Principal Position         Year    Salary      Bonus ($)(3)   ($)            ($)       SARs (#)       ($)          ($)
---------------------      ------  ----------  -------------- ---------   ----------   ------------ --------    -----------

Timothy P. O'Neil,         2000      $192,500     $192,500(4)     -0-         -0-          100,000     -0-       $ 25,000 (2)
Former President, Chief    1999       160,680          -0-        -0-         -0-           20,000     -0-         25,000 (2)
Executive Officer and      1998       160,680       11,500        -0-         -0-           20,000     -0-         25,000 (2)
Secretary

Kurt W. Huffman,           2000      $143,000     $  3,750      $7,200        -0-           50,000     -0-       $     -0-
Executive Vice President   1999       125,000        9,000      $7,200        -0-           10,000     -0-             -0-
of the Company and Chief   1998       110,908        9,000        -0-         -0-           10,000     -0-             -0-
Executive Officer of
UPAC and Presis

David D. Taggart, Former   2000      $147,887     $     -0-       -0-         -0-           50,000     -0-       $306,000 (1)
Executive Vice President   1999       143,000        10,333       -0-         -0-           10,000     -0-         10,000 (1)
of the Company and         1998       140,000        10,333       -0-         -0-           10,000     -0-         10,000 (1)
Former Chief Executive
Officer


(1) Pursuant to Mr. Taggart's employment agreement an interest free loan secured by his personal residence is being forgiven ratably over eight years, at $10,000 per year. The remaining amount for 2000 represents severance payments to Mr. Taggart under his employment agreement upon termination of his employment.

(2) Represents the annual insurance premiums paid by the Company with respect to a split-dollar life insurance policy for the benefit of Timothy P. O'Neil. For a description of such arrangement see Employment Agreements.

(3) Except as described herein, bonuses represent incentive compensation awarded on a discretionary basis based on subjective criteria.

(4) Retention bonus paid to Mr. O'Neil for agreeing to stay with the Company until completion of the liquidation of the transportation operations.

                              OPTION GRANTS IN 2000


                            Number of
                           Securities        % of Total                                     Value at Assumed Annual
                           Underlying      Options Granted   Exercise                         Rates of Stock Price
                             Options       to Employees in     Price       Expiration     Appreciation for Option Term
                           Granted (#)       Fiscal Year       ($/Sh)         Date          5% ($)         10% ($)
                           -----------       -----------       ------         ----          ------         -------

Timothy P. O'Neil (1)        100,000             50%           $1.50     04/19/2010         $94,320       $239,055

David D. Taggart (1)         50,000              25%            1.50     04/19/2010         47,160         119,527

Kurt W. Huffman (1)          50,000              25%            1.50     04/19/2010         47,160         119,527


(1) Grants are "Incentive Stock Options" under the Internal Revenue Code. The exercise prices equal the market value on the date of grant. The options become exercisable ratably on April 19th of the years 2001 through 2005 and remain exercisable through 2010.


          AGGREGATED OPTION EXERCISES IN 2000 AND FY END OPTION VALUES

                                                Number of          Value of
                                               Securities         Unexercised
                    Shares                     Underlying        In-the-Money
                   Acquired                    Unexercised        Options at
                      on                    Options at FY-End     FY-End ($)
                   Exercise     Value       (#) Exercisable/     Exercisable/
Name                  (#)     Realized ($)   Unexercisable     Unexercisable (1)
-----------------  --------- -----------   ------------------  ----------------
Timothy P. O'Neil     --         $ --        52,000/140,000        $-0-/-0-
David D. Taggart      --           --         21,200/68,800         -0-/-0-
Kurt W. Huffman       --           --         12,000/68,000         -0-/-0-

(1) All of the exercisable and unexercisable options held as of the fiscal yearend were exercisable at prices above the closing market price of $.56 per share as of December 31, 2000.

                              EMPLOYMENT AGREEMENTS

      TransFinancial, UPAC and Presis are parties to an Employment Agreement with Kurt W. Huffman, Executive Vice President of TransFinancial, President and Chief Executive Officer of Presis and President and Chief Executive Officer of UPAC. The Employment agreement provides for the employment at will of Mr. Huffman by TransFinancial. Under the Employment Agreement, Mr. Huffman is entitled to (a) salary of $143,000 per year, subject to increase by us from time to time, (b) annual incentive compensation of 36% of base salary, or $51,667, based on achieving budgeted net income levels for TransFinancial and an additional 7% of base salary, or $10,333, based on subjective criteria, (c) such stock options as we shall from time to time grant pursuant to stock option plans, (d) certain additional fringe and other benefits. The Employment Agreement provides that if Mr. Huffman's employment is terminated by us without good cause (as defined in the agreement), he will be entitled to his then existing base compensation and all related benefits for one year. The Employment Agreement also includes a non-competition provision for one year after termination. Under the Employment Agreement, Mr. Huffman is entitled to certain payments upon termination of Mr. Huffman's employment after a change of control of TransFinancial, UPAC or Presis. Mr. Huffman is entitled to such payments if, within one year after such a change of control, Mr. Huffman's employment is terminated other than by Mr. Huffman for any reason other than death, permanent disability, retirement or Good Cause (as defined in the agreement), or is terminated by Mr. Huffman for Stated Cause (as defined in the agreement). In such event, Mr. Huffman is entitled to the following: (i) 2.99 times Mr. Huffman's average annual compensation over the three most recent years prior to the change of control, or such lesser period as Mr. Huffman shall have been employed by us, excluding any amount which would constitute an "excess parachute payment" under Section 280G of the Code, (ii) immediate 100% vesting of all incentive compensation provided or to be provided under the Employment Agreement, and (iii) three years participation in certain of our medical and life insurance plans. During 2001, Mr. Huffman agreed to a cap of $500,000 on parachute payments under this agreement.

       We is a party to a Supplemental Benefit and Collateral Assignment Split-Dollar Agreement with Timothy P. O'Neil, our former President and Chief Executive Officer. Under the agreement, we agreed to pay the premiums on a life insurance policy insuring the life of Mr. O'Neil with an initial death benefit of $532,968 during the term of his employment by us. Mr. O'Neil has the right under the agreement to designate the beneficiaries to whom the death benefits under the policy shall be payable. We stopped paying premiums in July 2001 when Mr. O'Neil's employment was terminated without cause. Upon the death of Mr. O'Neil, or the earlier surrender or cancellation of the policy by him subsequent to his retirement, disability or termination without cause, we is entitled to the lesser of the cash surrender value of the policy and the amount of premiums paid by us, and Mr. O'Neil is entitled to the remaining amounts payable upon such event under the policy.

      We were party to an Employment Agreement with Timothy P. O'Neil, our former President and Chief Executive Officer. The Employment agreement provided for the employment at will of Mr. O'Neil by us. Under the Employment Agreement, Mr. O'Neil was entitled to (a) salary of $192,500 per year, subject to increase by us from time to time, (b) annual incentive compensation of 36% of base salary, or $69,300, based on achieving budgeted net income levels for TransFinancial and an additional 7% of base salary, or $13,500, based on subjective criteria, (c) such stock options as we from time to time granted pursuant to stock option plans, (d) certain additional fringe and other benefits, including a Supplemental Benefit and Collateral Assignment Split-Dollar Agreement as described above. The Employment Agreement provided that if Mr. O'Neil's employment was terminated by us without good cause (as defined in the agreement), he would be entitled to his then existing base compensation and all related benefits for two years. Mr. O'Neil's employment was terminated without cause in July 2001.

      We and Crouse Cartage Company were parties to an Employment Agreement with David D. Taggart, a former Executive Vice President of TransFinancial and former Chairman and Chief Executive Officer of Crouse. The Employment Agreement provided for the employment at will of Mr. Taggart by TransFinancial. Under the Employment Agreement, Mr. Taggart was entitled to (a) salary of $148,000 per year, subject to increase by Crouse from time to time, (b) annual incentive compensation of 36% of base salary, or $53,300, based on achieving budgeted net income levels for Crouse or TransFinancial, and an additional 7% of base salary, or $10,400, based on subjective criteria, (c) an interest free home loan from us to be forgiven in equal annual installments, (d) such stock options as we shall from time to time grant pursuant to stock option plans, and (e) certain additional fringe and other benefits, including supplemental retirement benefits as described above. The Employment Agreement provides that if Mr. Taggart's employment is terminated by TransFinancial without cause (as defined in the agreement) he will be entitled to an amount equal to his then existing base compensation and all related benefits for two years. The Employment Agreement also includes a non-competition provision for two years after termination. Mr. Taggart's employment was terminated without cause during 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2000, TransFinancial and its subsidiaries have not engaged in any individual transactions or series of transactions with any director, executive officer, nominee or person known to the Company to beneficially own more than 5 percent of the Company's voting securities, or with a member of any such person's immediate family, in which the amount involved exceeded $60,000. Since January 1, 2000, no director, executive officer or nominee, or a member of such person's immediate family, no company (other than TransFinancial or its subsidiaries) of which such person is an executive officer or director, and no trust or other estate in which such person has a beneficial interest or of which such person is trustee, has been indebted to TransFinancial or its subsidiaries in an amount aggregating more than $60,000.


                              STOCKHOLDER PROPOSALS

      Any proposal that a stockholder desires to have included in our proxy materials for our 2002 Annual Meeting of Stockholders must be received by our Corporate Secretary at the Company's principal executive offices no later than February 23, 2002, in order to be considered for possible inclusion in the proxy materials. Any such proposal must comply with the applicable rules of the Securities and Exchange Commission.

      In addition to the requirements set forth above, our By-laws contain advance notice provisions governing certain matters, including stockholder proposals and stockholder nominations of candidates for election to the Board of Directors. Under our By-laws, notice of any such proposal or nomination must be in writing and must be delivered to the Corporate Secretary at our principal executive offices by the later of: (a) sixty (60) days prior to the scheduled date of the stockholders' meeting, or (b) ten (10) days following the day on which we mail notice or make a public announcement of the scheduled date of the meeting. Any such stockholder proposal or nomination for election to the Board of Directors must also comply with the other applicable provisions of the advance notice provisions in our By-laws.

      We currently anticipates that the 2002 Annual Meeting of Stockholders will be held on April 23, 2002. Assuming that the date of the meeting is not changed, notice of any stockholder proposal or nomination to be considered at the 2002 Annual Meeting of Stockholders must be received by the Corporate Secretary no later than February 23, 2002 in order to be timely under the advance notice provisions of our By-laws.

      No stockholder proposal or nomination will be considered at the 2002 Annual Meeting of Stockholders unless it is presented in accordance with the foregoing requirements. A copy of our By-laws containing the advance notice provisions can be obtained by any stockholder by written request to our Corporate Secretary at the Company's principal executive offices.


                                  MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented for consideration at the Annual Meeting. Although TransFinancial knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form confer upon the persons named in such proxies discretionary authority to vote upon any other matters that may properly come before the meeting, to the extent permitted under the applicable rules of the SEC.

      All expenses incurred in connection with this proxy solicitation will be borne by TransFinancial. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and other employees, by personal interview, telephone and telegram. The Company will also request brokers and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by them, and will pay all expenses in connection therewith.

DATE: ______________, 2001

                                    William D. Cox
                                    Chairman of the Board, President and
                                    Chief Executive Officer

                                   APPENDIX A

                          Plan of Complete Liquidation

                                       of

                          TransFinancial Holdings, Inc.



                                ----------------



                   (Includes TransFinancial Liquidating Trust)

                          PLAN OF COMPLETE LIQUIDATION
                                       OF
                          TRANSFINANCIAL HOLDINGS, INC.

      The Board of Directors (the "Board") of TransFinancial Holdings, Inc., a Delaware corporation (the "Company") approved and adopted this Plan of Complete Liquidation of TransFinancial Holdings, Inc. (the "Plan"). In adopting the Plan, the Board determined that the Plan and the transactions contemplated by it are advisable and in the best interests of the Company and its stockholders. The Board directed that the Plan be submitted to the holders of the outstanding shares of the Company's common stock (the "stockholders") for adoption and approval at their annual meeting and authorized the distribution of a proxy statement (the "Proxy Statement") to be used in soliciting proxies for that meeting. If the stockholders adopt and approve the Plan, the Company shall voluntarily dissolve and completely liquidate, subject to this Plan and in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Internal Revenue Code of 1986, as amended (the "Code").

     1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the stockholders. Stockholder approval of the Plan shall also constitute approval by the Company's stockholders of the sale of all or substantially all of the Company's assets under Section 271 of the DGCL and approval of each of the other actions contemplated by the Plan.

     2. Disposition of Assets. Prior to and after the Effective Date, the Company shall use commercially reasonable efforts to dispose of all of its assets as promptly as practicable consistent with realizing full value thereon and shall hold or reinvest the proceeds thereof in cash and such short-term fixed income securities as the Company may lawfully hold or invest in. To the extent the Company does not timely dispose of any such assets, the Company may contribute such assets to the Liquidating Trust referred to in Section 7 below. Neither the Company nor the trust shall be required to obtain from third parties opinions as to the value of the assets.

     3. Remaining Assets. Prior to and after the Effective Date, the Company shall use all commercially reasonable efforts to assert, prosecute, reduce to judgment, settle and collect all claims (the "Claims") of the Company against persons other than the Company. To the extent the Company does not timely resolve any Claim for the full value thereof, the Company may contribute all such Claims to the Liquidating Trust, referred to in Section 7, along with such amounts of cash and other assets as the Company shall determine might reasonably be required to resolve such claims, dispose of assets in such Trust and pay the reasonable expenses thereof.

     4. Transactions. The Company shall have the authority to engage in such other transactions as may be appropriate to its complete liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of its assets for cash and/or shares, bonds, or other securities or property, and to pay, provide for, settle and resolve all liabilities of the Company, upon such terms and conditions as the Company shall determine, with no further approvals by the stockholders except as required by law.

     5. Provisions for Liabilities. The Company shall pay or discharge or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by the Company or a court of competent jurisdiction (the "Liabilities"). The foregoing may be accomplished by use of one or more trusts (including the Liquidating Trust), escrows, reserve funds, plans or other arrangements as determined by the Company or required by law. Approval of this Plan by the stockholders will constitute the approval by them of all actions referred to herein to be taken by, or on behalf of the Company, and all actions reasonably required to effect the transactions contemplated by the Plan.

     6. Distributions to Stockholders. From time to time after the Effective Date, the Company shall distribute to the stockholders cash or other assets and all other properties held by it (in excess of amounts required for payment or discharge of the Company's liabilities and obligations or for the liquidation of our assets), by way of one or more pro rata liquidating distributions to such stockholders. Cash and other assets held in the Liquidating Trust, in excess of the amounts required for the payment or discharge of the Company's liabilities and obligations or for the liquidation of its assets, shall be distributed to the stockholders at the time and under the conditions set forth in the instruments establishing the Liquidating Trust.


     7. Liquidating Trust. The Company may at any time after the effective date of this Plan (i) create and execute with one or more trustees ("Trustees") who may be officers or directors of the Company, selected by the Company, a liquidating trust agreement substantially in the form annexed hereto, as the same may be amended from time to time and with such changes in such form as the directors shall deem advisable (the "Liquidating Trust Agreement") to establish a liquidating trust (the "TransFinancial Liquidating Trust"), (ii) grant, assign, and convey to the Trustees of the TransFinancial Liquidating Trust all rights of ownership of any assets not yet distributed to the Company's stockholders, subject to all of the Liabilities and (iii) distribute interests in the TransFinancial Liquidating Trust to its stockholders.


     8. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall mail notice to its known creditors that this Plan has been approved by the Board and the stockholders as provided in the DGCL.

     9. Certificate of Dissolution. As promptly as practicable and pursuant to the DGCL, the Company shall prepare and file a Certificate of Dissolution (the "Certificate") with and for acceptance by the Delaware Secretary of State. Thereafter, the Company shall conduct no business except as permitted by the DGCL, and the directors in office at such time, and, at the pleasure of such directors, the officers of the company, shall continue in office solely for the purpose of the Plan and shall have all powers provided to them by the DGCL.

     10. Amendment or Abandonment of Plan. The Company may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Company and its stockholders. If any amendment or modification appears necessary and in the judgment of the Company will materially and adversely affect the interests of the stockholders or materially delay the time at which distributions of the Company's net assets will be made, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Company may abandon this Plan at any time prior to the filing of the Certificate of Dissolution if the Board of Directors determines that abandonment would be advisable and in the best interests of the Company and its stockholders without further action by the stockholders.

     11. Powers of Directors and Officers. Except as required by applicable law or the terms of this Plan, all of the rights and duties of the Company relating to the Plan and completion of the transactions contemplated thereby, including modification, amendment or abandonment of the Plan, shall be made solely by or under the direction of the Board of Directors of the Company, provided that any rights and duties of the Company relating to the Plan and completion of the transactions contemplated thereby that are reserved by law or this Plan exclusively to the stockholders shall be exercised by the stockholders. In addition to exercising the specific powers granted to the Company by the Plan, the Directors are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, to delegate the exercise of their rights and duties to Officers or agents of the Company and to make, execute and deliver or authorize the Officers or agents of the Company to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Directors deem necessary or desirable in order to carry out the provisions of this Plan and effect as promptly as practicable the complete liquidation and dissolution of the Company in accordance with the Plan, the Code and the DGCL.

     12. Compensation. The Company may pay to its officers, directors, employees and agents or trustees, or any of them, compensation for services rendered in connection with the implementation of this Plan. Approval of this Plan by the stockholders of the Company shall constitute the approval of the payment of any such compensation.

     13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustees in accordance with its Articles of Incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The obligation to indemnify such persons may be satisfied out of the assets transferred to the Liquidating Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover such indemnification obligations.

     14. Cancellation of Stock. The distributions to stockholders pursuant to this Plan shall be in complete redemption and cancellation of all of the outstanding common stock of the Company. As a condition to any disbursement made under the Plan, the Company may require stockholders to surrender their certificates evidencing the common stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of common stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company. Until a stockholder's certificates are surrendered or other satisfactory arrangements are made as described in the immediately preceding sentence, distributions otherwise payable to the stockholder on the affected shares may be held in trust for such stockholder, without interest, and subject to escheat pursuant to the laws relating to unclaimed property.

     15. Restrictions on Transfer of Shares. After the Effective Date, the Company may proceed to delist the common stock of the Company from any securities exchange on which such shares may then be listed. Further, the Company shall close its stock transfer books and discontinue recording transfers of common stock at the close of business on the date of the filing of the Certificate, and thereafter certificates representing the common stock of the Company shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the date the certificate is filed, and, after such date any distributions made by the Company shall be made solely to the stockholders of record at the close on business on such date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

     16. Interpretation of this Plan. It is intended that this Plan shall be deemed to authorize the dissolution and complete liquidation of the Company in any manner permitted by the DGCL and the Code, and this Plan shall be interpreted so as to give effect to this intention.

                                    Exhibit A



                           LIQUIDATING TRUST AGREEMENT

                                 By and Between



                          TRANSFINANCIAL HOLDINGS, INC.

                                 as the Grantor,



                                       and



                     ---------------------------------------

                                   as Trustee



                        Dated as of ______________, 2001





                           LIQUIDATING TRUST AGREEMENT



      AGREEMENT AND DECLARATION OF TRUST, dated as of ____________, 2001 by and between TransFinancial Holdings, Inc., a Delaware corporation
("TransFinancial"), and _____________________________, as trustee (the
"Trustee").

      WHEREAS,   TransFinancial   has  entered   into  an  agreement  to  sell
substantially all of its assets;

      WHEREAS, TransFinancial's Board of Directors has adopted and its Stockholders approved a Plan of Complete Liquidation (the "Plan");

      WHEREAS, as part of the Plan, TransFinancial's Board of Directors intends to sell all its remaining assets;

      WHEREAS, TransFinancial's Board of Directors anticipates that TransFinancial may not be able to fully wind up all of its affairs prior to the date by which TransFinancial shall dissolve, and therefore has made specific arrangements for such contingency in the Plan;

      WHEREAS, the Plan, among other things, (i) provides for the establishment of a liquidating trust pursuant to the terms and conditions hereof (the "Trust"), (ii) provides the methods by which the Trustee was selected to serve as agent of the Beneficiaries (as defined below) and Trustee of the Trust, (iii) authorizes and directs TransFinancial to transfer the Trust assets to the Trustee as agent for the Beneficiaries, (iv) authorizes and directs the Trustee to apply the proceeds from the disposition of the Trust Assets to the payment of actual, anticipated, unforeseen or contingent liabilities of TransFinancial, with no objective or authority to engage in the conduct of a trade or business and (v) authorizes and directs the Trustee to make liquidating distributions to the holder of Units (as defined below) in the Trust.

      NOW, THEREFORE, in consideration of the premises, and subject to the terms and provisions herein, effective as of the close of business on the Record Date (as defined herein), TransFinancial hereby grants, releases, assigns, conveys and delivers unto the Trustee for the benefit of the beneficiaries of the Trust (the "Beneficiaries"), all of TransFinancial's right, title and interest in and to the assets not distributed to Stockholders as of the Record Date for the uses and purposes stated herein, and the Trustee hereby accepts such assets and such Trust.



                              NAME AND DEFINITIONS

Name.  This trust shall be known as the TransFinancial Liquidating Trust.

Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

"Agreement" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

"Beneficial Interest" shall mean each Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held by the Initial Beneficiary (as defined below) on the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter each Beneficiaries' proportional beneficial interest in the Trust.

"Initial Beneficiary" shall mean each of the Stockholders as of the Record Date.

"Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

"Record Date" shall mean the close of business on the date upon which TransFinancial shall file with the Delaware Secretary of State its Certificate of Dissolution.

"Shares" shall mean the shares of Common Stock, par value $.01 per share, of TransFinancial.

"Stockholders" shall mean the holders of record of the outstanding Shares of TransFinancial at the close of business on the Record Date.

"Trust" shall mean the Trust created by this Agreement.

"Trust Assets" shall mean all the property held from time to time by the Trustee under this Agreement, and all dividends, rents, royalties, income, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy liabilities of TransFinancial or the Trust or make distributions to the Beneficiaries.

"Trustee" shall mean the original Trustee, any Trustee appointed hereunder after the date hereof, and its successors.



                               NATURE OF TRANSFER

Transfer of Property to the Trust. The Board of Directors of TransFinancial shall forthwith assign, or cause TransFinancial to assign, to the Trustee, by written instrument in proper form for record, all of its remaining assets, to be held by the Trustee as herein provided.

Purpose of Trust.

The Trust is organized for the sole purpose of liquidating and distributing the assets held by the Trust with no objective to continue or engage in the conduct of a trade or business.

As TransFinancial shall dissolve prior to fully winding up its affairs, including, but not limited to, the disposition of its remaining assets and the payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed, arising from any source whatsoever (the "Liabilities"), TransFinancial's Board of Directors and Stockholders each approved the Plan, which calls for the establishment of the Trust, and sets forth the manner in which the Trustee is selected, for the purpose of providing a procedure that will enable TransFinancial to dissolve in a timely manner, and wind up its affairs, by assigning and conveying to the Trustee pursuant to the terms contained herein all assets of TransFinancial not previously distributed to Stockholders or used to pay outstanding liabilities. The assets granted, assigned and conveyed to the Trustee will be held in the Trust, and the Trustee will: (i) further liquidate the Trust Assets if necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; (iii) complete the winding up of TransFinancial's affairs; (iv) act on behalf of the Beneficiaries and in the capacity of TransFinancial in connection with any matters and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

It is intended that the granting, assignment and conveyance of the initial trust assets by TransFinancial to the Trustee pursuant hereto shall be treated for federal and state income tax purposes as if TransFinancial made such distributions directly to the Stockholders. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code") and any analogous provision of state or local law and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the income tax regulations under the Code (the "Income Tax Regulations").

Prohibited Activities. The Trust shall not continue or engage in the conduct of any trade or business, and the Trustee is expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

No Reversion to TransFinancial. In no event shall any part of the Trust Assets revert to or be distributed to TransFinancial.

Instruments of Further Assurance. After the dissolution of TransFinancial, such persons as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee, its successors and assigns, the estate, powers, instruments or TransFinancial in trust hereunder.

Payment of Liabilities. The Trust hereby assumes all Liabilities. Should any Liability be asserted against the Trust or the Trustee as the transferee of the Trust Assets or as a result of the assumption made in this paragraph, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event the Trust Assets are not sufficient to satisfy the Liabilities of the Trust.

Incidents of Ownership. The Stockholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

Notice to Unlocated Stockholders. If the Trust holds Trust Assets for unlocated Stockholders, due notice shall be given to such Stockholders in accordance with local law.

                                  BENEFICIARIES

Beneficial Interests.

The Initial Beneficial Interest of each former Stockholder as a Beneficiary hereof shall be determined by the Trustee in accordance with a certified copy of TransFinancial's Stockholder list as of the Record Date.

TransFinancial will deliver such certified copy of its Stockholder list to the Trustee within a reasonable time after the date hereof. For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units ("Units"). Each record owner of shares of Common Stock of TransFinancial at the Record Date shall be entitled to receive one Unit in cancellation of each such share. The certificates representing shares will be deemed to evidence the number of Units in the Trust owned by each Beneficiary, provided, however, that upon exchange or transfer of such certificates, the certificates shall be marked with an appropriate legend, or new certificates in a form approved by the Trustee shall be issued and shall evidence the number of Units owned. Such certificates will be legended to restrict transfer.

If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Trustee shall not be or become liable to any of such parties for its failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any amounts which it may so withhold. The Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it with respect to all conflicting claims or demands.

Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

Transfer of Interests of Beneficiaries. The Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law. The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

Trustee as Beneficiary. The Trustee, either individually or in a representative or fiduciary capacity may be a Beneficiary to the same extent as if it were not a Trustee hereunder and have all the rights of a Beneficiary, including, without limitation, the right to receive distributions, to the same extent as if it were not a Trustee hereunder.



                        DURATION AND TERMINATION OF TRUST

Duration. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Delaware, or (ii) the termination due to the distribution of all the Trust Assets as provided in
Section 5.5; provided, however, the Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to pay or make provision for then known liabilities, actual or contingent, or dispose of assets, and provided further, however, that the Trust shall not in any event terminate prior to the date the Trustee is permitted to make a final distribution in accordance with
Section 5.5.

Other Obligations of Trustee upon Termination. Upon distribution of all the Trust Assets, the Trustee shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and Units and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder.



                         ADMINISTRATION OF TRUST ASSETS

Transactions with Related Persons. Notwithstanding any other provisions of this Agreement, but only to the extent that such transactions have not been previously approved by the Stockholders as part of the Plan, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, employee or agent (acting in their individual capacities) of this Trust or (ii) any Person of which any Trustee, employee or agent of this Trust is an affiliate by reason of being a Trustee, director, officer, partner or direct or indirect beneficial owner of 5 percent (5%) or more of the outstanding capital stock, shares or other equity interest of such Persons. The Trustee is entitled to rely in good faith on certificates of any Person with respect to his interests in any transaction.

Restriction on Trust Assets. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented or modified including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80 percent (80%) or more of the stock of such issuer or any general or limited partnership interests.

Payment of Claims, Expenses and Liabilities. The Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust and all Liabilities and obligations which the Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trustee may be obligated to pay as transferee of the Trust Assets, including among the foregoing, and without limiting the generality of the foregoing, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

Interim Distributions. At such times as may be determined by it, the Trustee shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary, such cash or other property comprising a portion of the Trust Assets as the Trustee may in its sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets.

Final Distribution. If the Trustee determines that the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries in proportion to the number of Units held by each Beneficiary.

Reports to Beneficiaries and Others. As soon as practicable after the end of each taxable year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustees for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets that they have not previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement that it has not previously reported and which, in its opinion, materially affects the Trust Assets. The Trustee may submit similar reports for such interim periods during the taxable year as it deems advisable or as may be required by the Securities and Exchange Commission. The taxable year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end. The Trustee shall file with the

Securities and Exchange Commission such reports as are required under applicable Securities and Exchange Commission requirements including (i) the filing of the annual report sent to Beneficiaries with the Securities and Exchange Commission under the cover of a Form 10-K and (ii) the filing of a Form 8-K with the Securities and Exchange Commission whenever an event occurs for which Form 8-K is required to be filed for the Trust or, in the opinion of the Trustee, a material event relating to the trust assets has occurred. The Trustees shall provide a copy of any Form 8-K to the Beneficiaries.

Federal Income Tax Information. As soon as practicable after the close of each taxable year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing on a unit basis the dates and amounts of all distributions made by the Trustee, the Trust Assets disposed of by the Trust, if any, income earned on Trust Assets, if any, and such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income attributable to the Trust that such Beneficiary should include in such Person's Federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in its discretion without such request or if required by applicable law, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the Trustee that shall be helpful in determining the amount of taxable income that such Person should include in such Person's Federal income tax return.



                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

Limitations on Trustee.

The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Assets shall be used or disposed of by the Trustee in furtherance of any trade or business. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee take any action which would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust Assets. The Trustee shall not invest any of the funds held as Trust Assets, except that the Trustees may invest any portion of the Trust Assets in
(i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments which may be determined by the Trustee to be permissible under Revenue Procedure 82-58, as the same may be amended, supplemented or modified.

Specific Powers of Trustee.

Subject to the provisions of Section 6.1, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Trust Assets.

To collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, Liabilities, and obligations existing with respect to the Trust Assets, the Trust or the Trustee.

To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to any one or more agents, representatives, employees, independent contractors or other Persons.

To retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities, and obligations of the Trust or TransFinancial, (ii) contingencies, and (iii) the expenses of administering the Trust Assets.

To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

To hold legal title to property of the Trust in the name of the Trust, or in the name of the Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

To cause any investments of any part of the Trust Assets to be registered and held in the name of any nominee or nominees without increase or decrease of liability with respect thereto.

To institute or defend actions or declaratory judgments or other actions, arbitrations or mediations and to take such other action, in the name of the Trust or TransFinancial or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action or rights relating to or forming a part of the Trust Assets.

To determine conclusively from time to time the value of and to revalue the Trust Assets, in accordance with or in the absence of independent appraisals or other information as it deems satisfactory.

To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of the Trust Assets and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Trustee to engage in any activity prohibited by Section 6.1.

To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Trustee which the Trustee might or could do if it were the absolute owner thereof.

To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

In connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with the applicable Federal and state securities laws, and to enter into agreements relating to sale or other disposition or distribution thereof.

To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustee as part of the Trust Assets.

To abandon any Trust Assets to the extent the Trustee concludes that the same are without significant value, or that the continued retention thereof, with the attendant costs of continued administration of the Trust, is not in the best interest of the Beneficiaries.

To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.



                             CONCERNING THE TRUSTEE,
                       BENEFICIARIES, EMPLOYEES AND AGENTS

Generally. The Trustee accepts and undertakes to discharge the trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

No successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which he becomes a Trustee.

No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any Trustee.

In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

No Trustee shall be liable for any error of judgment made in good faith.

No Trustee shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Beneficiaries having an aggregate Beneficial Interest of more than 50 percent (50%) relating to the time, method, and place of conducting any proceeding available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Except as otherwise provided in Section 7.1:

The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to Trustee, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of this Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

As far as practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, Trustee, or their agents liable nor shall the Trustee be liable to anyone for such omission.

Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust; and no Trustee, employee or agent of this Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust, except for his own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust. The Trustee may maintain insurance for the protection of the Trust Assets, its Beneficiaries, Trustee, employees and agents in such amount as the Trustee shall deem adequate to cover all reasonably foreseeable loss or liability to the extent available at reasonable rates.

Recitals. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by Trustee, employee or agent of this Trust only in the capacity as a Trustee under this Agreement or in the capacity as an employee or agent of the Trust.

Indemnification. The Trustee and each employee of the Trust and each agent of the Trust and the directors, officers, partners, employees, equity owners and agents of such agent (each an "Indemnified Person" and collectively, the "Indemnified Persons") shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened (i) in the case of any Trustee or any employee or agent of the Trust, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent, and (ii) in the case of any director, officer, partner, employee, equity owner or agent of any agent of the Trust by reason of any such Person exercising or failing to exercise any right or duty hereunder; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance or negligence, or in reckless disregard of the Indemnified Person's duties; and provided, further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustee shall have received a written opinion from independent counsel approved by the Trustee to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been reasonably found to have acted in bad faith or with willful misfeasance, negligence, or in reckless disregard of the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustee may purchase such insurance as it feels, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

Rights of Trustee, Employees, Independent Contractors and Agents To Own Units or Other Property and To Engage in Other Business. Any Trustee, employee, independent contractor or agent may acquire, own, hold and dispose of Units for his individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if he were not a Trustee, employee, independent contractor or agent. Any Trustee, employee, independent contractor or agent may, in his personal capacity or in a capacity of Trustee, officer, director, Stockholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Subject to the provisions of Article V hereof, any Trustee, employee, independent contractor or agent of the Trust may be a Trustee, officer, director, Stockholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person. None of these activities shall be deemed to conflict with his duties as Trustee, employee, independent contractor or agent.



                             COMPENSATION OF TRUSTEE

Compensation. The Trustee shall be entitled to receive reasonable compensation in consideration for services rendered in administering the Trust.

Expenses. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by it in the performance of its duties in accordance with this Agreement.


                          TRUSTEE AND SUCCESSOR TRUSTEE

Number and Qualification of Trustees. Subject to the provisions of Section 9.3 relating to the period pending the appointment of a successor Trustee, there shall be no fewer than one nor more than three Trustees of this Trust, each of whom shall be a resident of the United States. Within the limits set forth in this Section 9.1, the number of Trustees may be increased or decreased from time to time by the Trustees.

Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the remaining
Trustee or Trustees or, if none, to the Beneficiaries at their respective addresses as they appear in the records of the Trustees. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least 50 percent (50%) of the total Beneficial Interest.

Appointment of Successor. Should at any time a Trustee resign or be removed, die, become mentally incompetent or incapable of action (as determined by a majority of the remaining Trustees in their sole discretion), or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by the remaining Trustees, or if none, by Beneficiaries having an aggregate Beneficial Interest of at least 50% of the total Beneficial Interest, or by the Chancery Court of New Castle County, Delaware.

Acceptance of Appointment by Successor Trustees. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees and, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

Bonds. No bond shall be required of any original Trustee or any successor Trustee hereunder.



                          CONCERNING THE BENEFICIARIES

Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate Beneficial Interest of at least 25 percent (25%) shall have made written request upon the Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustee for 30 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit or other proceeding by the Trustee.

Meetings. The Trustee may, and at the direction of Beneficiaries having aggregate Beneficial Interest of at least a majority or greater percentage, shall call a meeting of Beneficiaries for any lawful purpose.



                                   AMENDMENTS

Consent of Beneficiaries. At the direction or with the consent of Beneficiaries having an aggregate Beneficial Interest of at least a majority, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, of the total Beneficial Interest, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of distribution; and provided further, however, that no consent of the Beneficiaries shall be required with respect to any amendment made solely for the purpose of facilitating the transferability by Beneficiaries of Units so long as such amendment has been approved by the Trustee, or making any other addition, change or deletion to resolve any ambiguity or inconsistency herein or that does not materially and adversely affect any Beneficiary's Beneficial Interest.

Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.



                            MISCELLANEOUS PROVISIONS

Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

Beneficiaries Have No Rights or Privileges as Stockholders of TransFinancial. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as Stockholders of TransFinancial.

Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Trustee, and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Notices. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to such Person at his address as shown in the records of the Trust.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                               If to the Trustee:

                                    -----------------------------




                                    Facsimile: ------------------

                              If to TransFinancial:

                                    TransFinancial Holdings, Inc.



                                    Facsimile: ------------------


                              with a copy to:

                                    Morrison & Hecker L.L.P.
                                    2600 Grand Avenue
                                    Kansas City, MO 64108-4606
                                    Attention: Kent E. Whittaker, Esquire
                                    Facsimile: (816) 474-4208

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Binding.

The obligations of TransFinancial are not personally binding upon, nor shall resort be had to the private property of, any of the directors, Stockholders, officers, employees or agents of TransFinancial, but only the property of TransFinancial shall be bound.

The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Beneficiaries, employees or agents of the Trust, but only the Trust Assets shall be bound.

      IN WITNESS WHEREOF, TransFinancial has caused this Agreement to be executed by its President and Chief Executive Officer, and the Trustee herein has executed this Agreement, as Trustee and not as an individual, this ___ day of ________, 2001.

                                    TRANSFINANCIAL HOLDINGS, INC.


                                    By:
                                          ------------------------------------




                                    Trustee:


                                    By:
                                          ------------------------------------

                                   APPENDIX B


                               PURCHASE AGREEMENT


     This Purchase Agreement ("Agreement") is dated November 6, 2001, by and between, COMMERCIAL EQUITY GROUP, LTD., an Iowa corporation ("Buyer"), and TRANS FINANCIAL HOLDINGS, INC., a Delaware corporation ("Seller").


                             W I T N E S S E T H:

     WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Universal Premium Acceptance Corporation, a Missouri corporation ("UPAC" or "Subsidiary") and UPAC of California, Inc., a California corporation ("UPAC Calif." or "Subsidiary" and UPAC and UPAC Calif., collectively the "Subsidiaries"),

     WHEREAS, UPAC does not currently own, however, UPAC shall acquire the entire issued and outstanding capital stock of American Freight Systems, Inc. prior to Closing ("American").

     WHEREAS, Seller does not currently own, however, Seller shall acquire and transfer to UPAC through a capital contribution and a warranty deed prior to Closing the entire interest of the improved real estate located at 8245 Nieman Road, Lenexa, Kansas ("Real Estate"), and

     WHEREAS, Buyer wishes to acquire all of the issued and outstanding shares of capital stock of the Subsidiaries (the "Shares") and the Real Estate and Seller is willing to sell the same to Buyer, on the terms and provisions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   Sale and Purchase.

     Seller agrees to sell and cause to be transferred to Buyer at the Closing, as hereinafter described in Section 2.1, and Buyer agrees to purchase at the Closing, the Shares.


     1.1 Purchase Price. Buyer shall pay Seller at the Closing, and upon delivery of certificates representing the Shares duly endorsed and in proper form for transfer, a purchase price equal to Seventeen Million Three Hundred Thousand Dollars ($17,300,000.00).


     1.2  Prepayments.  Seller  shall pay Buyer at Closing the sum of (a),  (b),
(c), (d) and (e).

          (a) the amount,  if any, that the monthly  rental rates at Closing for
     the  Real  Estate  are  less  than  Two  Hundred  Fifty  Thousand   Dollars
     ($250,000.00) on an annualized basis; plus

          (b) the amount, if any, that UPAC's and UPAC Calif.'s combined Tangible Net Assets are less than Eight Million Dollars ($8,000,000.00) at Closing. Tangible Net Assets is defined as Net Accounts Receivable, plus Net Fixed Assets, less Notes Payable, less Accounts Payable, less Cash Overdrafts, less Premiums Payable, less Commissions Payable, less Other Accrued Expenses, all as recorded on Subsidiaries' books and records at Closing. See attached Schedule 1.2 for a computation of combined Tangible Net Assets at September 30, 2001. The amount of Tangible Net Assets at Closing shall be determined using the same accounting methods, policies, practices, principles and procedures, with consistent classifications, judgments and valuation and estimation methods, as used by the Subsidiaries' management in the preparation of the September 30, 2001 computation of Tangible Net Assets as reflected in Schedule 1.2. The parties agree for convenience purposes only that the Tangible Net Assets shall be preliminarily calculated using the financial statements as of the end of the month prior to Closing, however, ultimately the financial figures at Closing shall be controlling. Any capital contribution made to UPAC and specifically relating to UPAC's acquisition of the Real Estate shall not be used in the determination of the combined Tangible Net Asset computation; plus

          (c) the amount, if any, of the outstanding balance at Closing of Subsidiaries' or APR's line of credit with DG Bank due to the draw in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) on August 27, 2001, which has not been repaid by Seller; plus

          (d) forty percent (40%) of the amount, if any, that the Federal Net Operating Loss carryforward that the Buyer may use as allowed under the Internal Revenue Code rules and regulations, due to purchase of Subsidiaries' stock is less than Three Million Nine Hundred Sixty Thousand Dollars ($3,960,000.00) as reflected in Seller's 2001 Federal Corporate Tax Return; plus

          (e) any amount, not to exceed $500,000, that Buyer accepts and assumes at Closing with respect to a liability of Seller to Kurt Huffman.


     The sum of subsections (a) through (e) shall be treated as a prepayment towards the Purchase Price at Closing.

2.    Closing and Deliveries.

      2.1 Closing. The Closing shall be at the offices of Hixson & Slater, 1360 121st Street, Suite A, Clive, Iowa 50325 at __10:00______ a.m., Central Time, on such date as is specified by Buyer not less than 5 nor more than 30 days after satisfying the last condition to the parties obligations hereunder, or on such other date or at such other place or time as is agreed upon in writing by the parties.

      2.2 Deliveries. At the Closing, (a) Seller shall deliver to Buyer certificates representing ownership of the Shares, duly endorsed and in proper form for transfer, free and clear of all encumbrances; (b) Buyer shall deliver to Seller the purchase price, less prepayments, by wire transfer; and (c) the parties shall deliver such other documents as are required pursuant to this Agreement to be then executed and delivered.

3. Representation and Warranties of Seller. Seller represents and warrants to Buyer as follows:

     3.1 Organization, Powers and Qualifications. Each Subsidiary and APR (hereinafter defined) is duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted, and is qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which such qualification is necessary because of the nature or extent of its operations or property owned, leased or operated, unless the failure to so qualify would not have a material adverse impact on its ability to own its assets and conduct its operations, all of which jurisdictions are listed on Schedule 3.1. Neither Subsidiary owns any interest, directly or indirectly, in any corporation, partnership, joint venture, limited liability company, proprietorship, association, trust, or other business or entity, except that UPAC owns, and at the Closing will own, all of the issued and outstanding shares of capital stock of APR Funding Corporation, a Delaware corporation ("APR") and American.

     3.2 Capital Stock. (a) UPAC has authorized capital stock consisting of 750 shares of common stock, $100.00 par value, of which 400 shares are issued and outstanding, non-assessable, and were not issued in violation of preemptive or other statutory or contractual rights; (b) UPAC Calif. has authorized capital stock consisting of 10,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding, non-assessable, and were not issued in violation of preemptive or other statutory or contractual rights; (c) APR has authorized capital stock consisting of 1,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding, non-assessable, and were not issued in violation of preemptive or other statutory or contractual rights; (d) and American has authorized capital stock consisting of _50,000____ shares of common stock, _$100____ par value, of which _43,658____ shares are issued and outstanding, non-assessable, and were not issued in violation of preemptive or other statutory or contractual rights.


     3.3 Stock Options, Warrants, Etc. Except as otherwise reflected in Schedule 3.3, Neither the Subsidiaries nor APR has outstanding any options, warrants, calls, convertible securities, rights, agreements, or obligations to purchase, redeem, issue, sell, distribute, dividend, or otherwise acquire or dispose of any shares of its stock, and Seller has no contractual right or obligation to sell, acquire or otherwise trade in any of the Shares.


     3.4 Articles of Incorporation, By-Laws, Minute Books and Stock Books. The Articles of Incorporation and all amendments thereto and the by-laws, as amended, of the Subsidiaries, American and APR have been made available to Buyer for its inspection and are true, correct and complete, and such Articles and by-laws shall be the Articles and by-laws in effect at the Closing. The minute books of the Subsidiaries, American and APR have been made available to Buyer for its inspection and contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of each thereof, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings during the periods reflected therein. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board of Directors (or any committee thereof) or of the stockholders, except for minutes or consents which may be missing but which would evidence actions that have been consented to by the stockholders and directors and which reflect transactions that are not material to the Subsidiaries.

The stock ledgers of the Subsidiaries, American and APR have been made available to Buyer for its inspection and contain accurate records of all issuances and transfers of record of the capital stock of such companies.

     3.5 Authority, No Violation, Etc. Except for approval by the stockholders of Seller of the transactions contemplated hereby, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller, and this Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms (except as may be limited by general principles of equity as to the enforcement of remedies or applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally, now or hereafter in effect). Except as provided in Schedule 3.5, neither the execution and delivery by Seller of this Agreement nor the consummation by it of the transactions contemplated hereby will cause a default (or give rise to any right of termination, cancellation or acceleration) under
(a) any of the terms, conditions or provisions of any agreement, instrument or obligation to which either it or either of the Subsidiaries or APR is a party, or by which any of them or any of their respective properties or assets may be bound, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained prior to the Closing (all of which are identified in Schedule 3.5); or (b) any statute, rule or regulation or any judgment, order, writ, injunction or decree of any court, arbitrator, mediator, administrative agency or governmental body.

     3.6 Books and Records. The books and records of each Subsidiary and APR have been kept and maintained in sufficient detail to permit the preparation of periodic financial statements in accordance with generally accepted accounting principles consistently applied.

     3.7 Compliance with Laws, Regulations, and Codes. The Subsidiaries and APR hold and are in compliance, in all material respects, with all permits, certificates, licenses, and approvals required under all laws, rules, codes, and regulations legally to conduct their business in the manner in which it is being conducted. The Subsidiaries and APR have complied, in all materials respects, with all statutes, rules, codes, regulations, and orders to which they are subject, including without limitation those relating to environmental protection, occupational safety and health, safety, and equal employment practices. The property of the Subsidiaries and APR, including the Real Estate, has not been engaged in the generation of or disposal of any waste or substance which would be considered hazardous, toxic or polluting under any rules, regulations, or laws to which Subsidiaries and APR are or have been subject. Subsidiaries and APR have not been engaged in the disposal of any petroleum, petroleum produce, crude oil, natural gas, or synthetic gas in a manner contrary to any rules, regulations, or laws to which Subsidiaries and APR are or have been subject. To Seller's knowledge or to the extent Seller should know, no property, including the Real Estate which Subsidiaries and APR own or occupy or have owned or occupied in the past has been used for the disposal of or had spilled upon it any waste or substance which would be considered hazardous, toxic, or polluting under any rules, regulations, or laws to which such property is or has been subject nor has any property including the Real Estate which Subsidiaries and APR own or occupy or any property which Subsidiaries and APR have owned or occupied in the past been used for the disposal of or have spilled upon it any petroleum, crude oil, natural gas, or synthetic gas in a manner contrary to any rules, regulations, or laws to which such property is or has been subject. No property, including the

Real Estate which Subsidiaries and APR own or occupy or have owned or occupied in the past contains any underground storage tanks.


     3.8 Financial Statements. Seller has delivered to Buyer true and complete copies of the audited balance sheets and income statements of the Subsidiaries as of and for the periods ended December 31, 1999 and December 31, 2000, the unaudited balance sheets and income statements of the Subsidiaries as of and for the nine months ended September 30, 2001. Such audited financial statements, including the related notes, have been prepared in accordance with generally accepted accounting principles consistently applied (except as described in the associated notes) and fairly present the financial condition, results of operations, and cash flows of the Subsidiaries and APR at the dates and for the years indicated. With respect to the unaudited interim financial statement for the nine-months ended September 30, 2001, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations at the date and for the period indicated in such financial statements, subject to disclosure which would be contained in footnotes thereto.

     3.9 Liabilities and Obligations. Except as described in Schedule 3.9, neither the Subsidiaries nor APR has any liability or obligation in excess of $10,000.00 (direct or indirect, contingent or fixed, matured or unmatured) of any nature, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations in the amounts and categories reflected, reserved against or given effect to in the September 30, 2001 unaudited interim financial statements referred to in Section 3.8, and liabilities subsequently incurred in the ordinary course of business consistent with past practice.


     3.10 Absence of Adverse Changes or Events. Except as disclosed in Schedule 3.10, since December 31, 2000, the Subsidiaries and APR have been operated in all material respects in the ordinary course of their businesses consistent with past practice in prior periods and have not changed or altered their past practices with respect to recording income and expenses.


     3.11 Tax Reports. Except as disclosed in Schedule 3.11, (a) all federal, state and local tax returns and reports originally due or required to be filed on or before Closing by or for the Seller, Subsidiaries, APR and any affiliated group member of any of the aforementioned companies (the "Tax Returns") have been filed with, and the taxes thereon shown to be owing paid to, the appropriate governmental agencies in all jurisdictions in which such Tax Returns and reports are required to be filed and taxes paid, and all such Tax Returns and reports correctly reflect the taxes of Seller, Subsidiaries, APR and any affiliated group member of any of the aforementioned companies for the periods covered thereby; (b) no notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns has been received; (c) there are no pending tax examinations of or tax claims asserted against the Seller, Subsidiaries, APR or any affiliated group member of any of the aforementioned companies or the properties or operations of any thereof; (d) Seller, Subsidiaries, APR and any affiliated group member of any of the aforementioned companies have not waived any statute of limitations or agreed to any extensions of time with respect to any Tax Returns; (e) Subsidiaries and APR are not liable to any affiliated group member for any tax liability and that all tax payments due to Subsidiaries and APR from any affiliated group member have been paid; (f) Subsidiaries and APR have accurately recorded and reserved all tax liabilities for all tax periods ending on or before Closing; (g) proper amounts have been withheld by

Subsidiaries and APR in full and complete compliance with income and withholding taxes of applicable federal, state and local and foreign law and such withholdings have been timely paid to the respective government authority; and
(h) Subsidiaries and APR have made all required estimated tax payments sufficient to avoid underpayment penalties for all tax periods ending on or before the Closing.

     3.12 Dividends and Stock Purchases. Since December 31, 2000, neither Subsidiaries, American nor APR has declared, set aside or made payment of any dividend or other distribution in respect of any shares of its capital stock, or repurchased, redeemed or otherwise acquired any shares of its capital stock.


     3.13 Title to Assets. Except as disclosed in Schedule 3.13, each of the Subsidiaries and APR has good and marketable title to all of its respective properties and assets material to the operation of its business and reflected in the September 30, 2001 unaudited interim financial statements and those acquired by it thereafter, except properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice in prior periods, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (a) as reflected or reserved for in such unaudited interim financial statements, and (b) the lien of current taxes not yet due and payable, which taxes have been accurately reserved on Subsidiaries' and APR's unaudited financial statements (collectively with the items disclosed on Schedule 3.13 the "Permitted Liens"). At Closing, UPAC will have good and merchantable title to the Real Estate free and clear of all mortgages, liens, pledges, charges, encumbrances or security interests, except easements, covenants and restrictions of record.


     3.14 Licenses, Permits, Etc. Each of the Subsidiaries and APR has maintained all licenses and permits (all of which are listed on Schedule 3.14) necessary for the operation of its business as now conducted, except where the failure to maintain such a license or permit would not have a material adverse effect on its business or financial condition.

     3.15 Contracts.


          (a)  All  written   contracts,   agreements,   leases,   mortgages  or
     commitments, excluding (i) premium finance agreements and (ii) such as involve payments of less than $10,000 on an annualized basis or such as are terminable without penalty on 30 days or less written notice, to which either of the Subsidiaries and APR is a party or may be bound or to which its assets are subject are listed on Schedule 3.15 ("Contracts"). All Contracts are valid, binding on and enforceable against the parties to them (except as may be limited under bankruptcy, insolvency or similar laws affecting creditors rights or general principles of equity), and in full force and effect on the date hereof, and neither the Subsidiaries nor APR has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a material default under the provisions of any Contract. Copies of all Contracts disclosed on Schedule 3.15 have been made available to Buyer for inspection. Schedule 3.15 also separately identifies all Contracts otherwise required to be listed thereon which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

          (b) Except as set forth in Schedule 3.15, all premium finance agreements to which either of the Subsidiaries or APR is a party, and which have balances due as of the date hereof or are entered into between the date hereof and the Closing ("Current Premium Finance Agreements") are or will be valid and binding upon and enforceable against the parties to them (except as may be limited under bankruptcy, insolvency or similar laws affecting creditors rights or general principles of equity), in full force and effect, and in compliance with all applicable laws and regulations.

          3.16  Collateral.   With  respect  to  each  Current  Premium  Finance
     Agreements, a Subsidiary has been validly authorized to cancel and recover the unearned premium on one or more insurance policies.


          3.17 Litigation. Except as disclosed in Schedule 3.17, (a) no claim, action, suit, arbitration, investigation or other proceeding, whether civil or criminal in nature, is pending, or to Seller's knowledge, threatened against either Subsidiary, American or APR or any of the properties of any thereof, or with respect to the transactions contemplated by this Agreement, before any court, governmental agency, authority or commission, arbitrator or mediator; and (b) there are no judgments, consent decrees, injunctions, or any other judicial or administrative or other mandates outstanding against and which might be expected to adversely affect any of such companies or its assets, liabilities, income, financial condition, results of operations or rights to conduct its business as presently conducted.


          3.18 Insurance. Schedule 3.18 lists all policies of insurance held by or maintained on behalf of the Subsidiaries and APR. Copies of all such insurance policies disclosed on Section 3.18 have been made available or will be made available to Buyer for inspection. All such policies of insurance are in full force and effect and will remain in full force and effect through Closing. No notices of cancellation or non-renewal have been received and all premiums to date have been paid in full. Seller has furnished to Buyer a list of all unresolved claim notices which have been given pursuant to such policies.


          3.19 Overtime, Back Wages, Vacation, Discrimination, and Occupational Safety Claims. Except as disclosed in Schedule 3.19 or as fully reserved in the September 30, 2001 unaudited interim financial statements, there are no outstanding or, to the best of Seller's knowledge, threatened claims against either Subsidiary, American or APR (whether under federal or state law, under any employment agreement or otherwise) asserted by any applicant for employment, or present or former employee, on account of or for (a) overtime pay, other than overtime pay for work done in the current payroll period; (b) wages or salary for any persons other than the current payroll period; (c) any amount of vacation pay or pay in lieu of vacation time off; or (d) any material violation of any other term or condition of employment or of any statute, ordinance or regulation relating to discrimination, occupational safety, leave, condition of premises, disability or employment practices.


          3.20 Contracts for Personal Service. Except as set forth in Schedule 3.20, neither Subsidiary nor APR is a party to or bound by any contract, agreement or undertaking with any person for or related to personal services rendered or to be rendered by any person, none of such companies has a policy that requires payment of severance pay, and the consummation of the transactions contemplated by the parties hereto will not give rise to or create a right to the payment of severance pay to any person.

     3.21 Employee Welfare and Pension Benefit Plans.


          (a) Plans. Attached hereto as Schedule 3.21 is a true and complete list of all plans, funds and programs that are or within the three year period preceding the date hereof have been maintained by either Subsidiary, American or APR, or for which any of them contributes or is required to contribute, which constitute "employee welfare benefit plans" or "employee pension benefit plans" within the meaning of Section 3(1) and (2) of the Employee Retirement Income Security Act ("ERISA"). Such plans, funds and programs are hereinafter collectively referred to as the "Plans."

          (b) Compliance with Internal Revenue Code and ERISA. With respect to all such Plans, the company maintaining the same is now in material compliance with, and has materially complied in the past, both as to form and operation, with all applicable provisions of ERISA and of the Internal Revenue Code, as amended (the "Code"), including sections of the Code relating to coverage, where required in order to be tax qualified. All necessary governmental approvals for such Plans have been obtained, or applied for, and a favorable determination as to the qualification under the Code of each employee pension benefit plan and each material amendment thereto has been made by the Internal Revenue Service or a request for such a determination has been filed with the Internal Revenue Service within the remedial amendment period provided by Codess. 401(b) and regulatory guidance thereunder.

          (c) Administration. Each such Plan has been administered to date and will be through Closing in material compliance with the requirements of the Code and of ERISA, and all reports required by any governmental agency with respect thereto have been timely filed.

          (d) Claims. There is no litigation and there are no proceedings before the U.S. Department of Labor, the Internal Revenue Service or any other commission or administrative or regulatory authority pending against any fiduciary of any such Plan relating to claims for benefits thereunder or relating in any way to the maintenance or operation of such Plans; and, to the knowledge of Seller, no such litigation or proceeding has been threatened. There are no audits now being conducted of any such Plan by the Department of Labor or Internal Revenue Service, and, to the knowledge of Seller, none has been noticed.


          (e) Prohibited Transactions. No fiduciary under any such Plan has engaged in (A) any transactions in violation of Section 406 of ERISA for which no exemption exists under Section 408 of ERISA, or (B) any prohibited transactions, as that term is defined in Section 4975(c) of the Code, for which no exemption exists under Section 4975(d) of the Code.

          (f) Plan Documents. Seller has delivered to Buyer, with respect to each of the Plans, correct and complete copies of (A) all current Plan documents and amendments, trust agreements and insurance contracts, (B) the most recent IRS determination letter, (C) the Annual Report (Form 5500 Series) and accompanying schedules, for each of the last three years as filed, (D) the current summary plan description and summaries of material modifications relating to each Plan, and (E) the most recent financial statements.

          (g) No Multi-Employer Plans and No Plans For Retirees. Except as set forth in Schedule 3.21, neither Subsidiary, American nor APR is now or in the preceding six (6) years has been obligated to contribute to a multi-employer pension plan as defined in Section 37(A) of ERISA, and has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4203 and 4205, respectively, of ERISA) with respect to any multi-employer plan, and no Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of any thereof beyond their retirement or other termination of service (other than (A) coverage mandated by law, or (B) death benefits under any Plan intended to qualify under Section 401(a) of the Code).


          (h) Contribution Paid. All accrued obligations, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any governmental body, with respect to any Plan, have been paid when due, or adequate assurance therefor have been provided on the September 30, 2001 unaudited interim financial statements.


     3.22 Commission Fees. In connection with the transactions contemplated by this Agreement, no broker, finder or similar agent has been employed by or on behalf of Seller, the Subsidiaries, American or APR, and no person with which any of them has had dealings or communications of any kind is entitled to a commission or other compensation for which either Subsidiary, American or APR may be liable.

     3.23 Disclosure. No representation or warranty herein, including the Schedules hereto, nor any information contained in the financial statements referenced in Section 3.8 hereof, or any certificate, statement, or other document delivered by Seller hereunder, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

     3.24 Trademarks and Similar Rights. Each of the Subsidiaries and APR owns or is licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, proprietary processes and other intellectual property rights used by it in the ordinary course of its business, including but not limited to, those listed on Schedule
3.24. No person or party has asserted or threatened to assert, any claim that any of such intellectual property rights infringes any rights owned or held by any other person, and there is no pending, or, to Seller's knowledge, threatened claim or litigation contesting the right to use such.

     3.25 Environmental. To Seller's knowledge, or to the extent Seller should have known neither Subsidiary or APR has ever (a) owned any interest in real property, or been the operator of any site containing, or transported any hazardous materials in violation of any environmental law or regulation, or (b) as an occupant or tenant of real property, handled or used any hazardous material and no leak, spill, release, deposit, leach, migration, discharge, emission or disposal of any hazardous materials has occurred on any real property so occupied or leased in violation of any environmental law or regulation.

     3.26 Real Estate Leases. Seller shall not, nor shall it allow the Subsidiaries or the current owner of the Real Estate, to enter into any lease for any space at the Real Estate, for a period of less than five (5) years and a gross rental rate of less than fourteen dollars ($14.00) per square foot, without the Buyer's written approval.

     3.27 Inter-Company Accounts. Schedule 3.27 lists all accounts, arrangements, agreements and understandings between Seller or any of its affiliates, on the one hand, and Subsidiaries, American or APR, on the other hand. Except as set forth on Schedule 3.27 all inter-company accounts, arrangements, agreements and understandings have been settled and recorded in the ordinary course of business.

     3.28  Reimbursement.  If at Closing the amount due under  Section 1.2 (a) -
(e) is mistakenly determined not to be due or is undeterminable, Seller shall immediately pay the amounts listed in Section 1.2 (a) - (e) to Buyer if within ten (10) days of receipt by Buyer of Seller's 2001 Federal Corporate Income Tax Return such amounts are determined to be due. Seller shall provide a copy of Seller's 2001 Federal Corporate Income Tax Return within fifteen (15) days of filing.

     3.29 Real Estate.

          (a) Schedule 3.29 contains an accurate legal description of the Real Estate, a copy of all leases relating to such Real Estate and a description of all title insurance policies (if any); all structures on such property and the equipment therein are in good operating condition, subject to ordinary wear, tear, and obsolescence; and the construction, use, and operation of the Real Estate conforms to all applicable safety, environmental, zoning and other laws, ordinances, regulations, permits, licenses and certificates and the present use of such Real Estate does not violate any zoning ordinance (or if there exists any such violation, the present use is a valid non-conforming use) or restrictive covenant and if the Buyer continues to use such Real Estate in the same manner as it is presently being used doing so will not violate any existing zoning ordinance or restrictive covenant. The Real Estate does not violate any building code, safety code, or dwelling code with respect to any building, equipment, or other improvement located thereon. No condemnation, eminent domain, litigation, or other proceeding is pending or threatened with respect to such Real Estate. There is no unpaid charge, cost or expense for improvements on or to the Real Estate that might give rise to a mechanic's, materialman's, laborer's, artisan's, or other statutory lien. There is access to such Real Estate from an existing public street, and there is access from such Real Estate to utility services. As of the date of execution of this Agreement, Seller has no knowledge or notice of any existing facts or conditions that will result in the termination of the present access from such Real Estate to utility services or from such Real Estate to an existing public street and Seller has no notice or knowledge of proposed, planned or commenced public improvements or other work that may result in the loss of such access or utility services to such Real Estate. The Real Estate is not located in a flood plain. There are no known planned or formally commenced public improvements that may result in special assessments with respect to such Real Estate.

          (b) All leases of the Real Estate have been delivered to Buyer and such leases are true and accurate and no amendment, other than those delivered to Buyer, exist with respect to such leases. All such leases are in full force and effect and are not under any event of default. No rental fees have been paid in advance, other than the current month, and there are no offsets or credits against any rental fees.

     3.30 Acquisition and Transfer of Real Estate. Seller shall acquire the entire interest in the Real Estate and prior to Closing shall make a capital contribution utilizing a warranty deed of the Real Estate, along with the assignment of all leases concerning the Real Estate, to UPAC free and clear of all mortgages, liens, pledges, charges, encumbrances or security interests, except easements, covenants and restrictions of record.

     3.31 Acquisition of American. UPAC shall acquire the entire issued and outstanding capital stock of American prior to Closing free and clear of all encumbrances.

     3.32 Stockholder Approval. Seller shall use its best efforts, except as set forth in Section 9(B), to obtain the approval of this Agreement and the transactions contemplated hereby of the holders of a majority of the issued and outstanding capital stock of Seller ("Stockholder Approval") as soon as legally possible. This Agreement shall not be treated as a definitive written agreement for purposes of the Note or Security Agreement until Stockholder Approval has been obtained.


     Seller shall draft and deliver for printing a proxy statement, which includes a directors' recommendation for approval of this Purchase Agreement within 2 business days of Seller's execution of this Agreement or within 2 business days of Seller obtaining approval to move forward from the Securities and Exchange Commission, whichever is later. In addition, Seller shall mail or deliver such proxy statement to its shareholders within 7 business days of Seller's execution of this Agreement or within 7 business days of Seller obtaining approval to move forward from the Securities and Exchange Commission, whichever is later.

     3.33 Assignment of Insurance Claims. Seller shall have assigned to UPAC the Oxford Indemnification claim set out in Schedule 3.10 and such claim shall be included in the purchase contemplated under this Agreement.


4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

     4.1 Organization, Powers and Qualifications. Buyer is duly organized, validly existing and in good standing under the laws of the State of its incorporation, has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted.

     4.2 Authority, No Violation, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms (except as may be limited by general principles of equity to the enforcement of remedies or applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally now or hereafter in effect). Neither the execution and delivery by Buyer of this Agreement nor the consummation by it of the transactions contemplated hereby (1) will violate, cause a default (or give rise to any right of termination, cancellation or acceleration) under or require any consent, approval, notice or filing pursuant to (a) any of the terms, conditions or provisions of any agreement, instrument or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound, (b) the Certificate of Incorporation or Bylaws of Buyer, or (c) any statute, rule or regulation or any judgment, order, writ, injunction or decree of any court, arbitrator, mediator, administrative agency or governmental body, in each case applicable to either Buyer or any of its properties or assets, or (2) requires or is subject to the consent or approval of, or notice to, any third party, including governmental bodies and agencies.

     4.3 Commission Fees. In connection with this Agreement and the transactions contemplated hereby, no broker, finder or similar agent has been employed by or on behalf of Buyer, and no person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation for which Seller, either Subsidiary, American or APR would be liable.

     4.4 Disclosure. No representation or warranty herein, including the schedules hereto prepared by Buyer, nor any information contained in any certificate, statement, or other document delivered by Buyer hereunder, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

     4.5 Accreditation, Due Diligence and Sophistication Matters.

          (a) Buyer has been or will be provided an opportunity to ask questions of, and Buyer has received or will receive answers thereto from Seller and its representatives regarding the terms and conditions of this Agreement and other matters pertaining to this transaction. Buyer is investigating and may become familiar with the affairs and financial condition of the Subsidiaries, American and APR and has been or will be given access to and has or will acquire information, including the Schedules to this Agreement and all other information and documents as requested by Buyer, including but not limited to financial information, corporate records, tax returns, contracts, forms, leases and premium finance agreements and related documents, about Subsidiaries.

          (b) Buyer and its principals have such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of this transaction, and its financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time.

          (c) Buyer is acquiring the Shares pursuant to this Agreement for its own account and not with a view to or for sale in connection with any distribution of all or any part of the Shares. Buyer acknowledges Seller's understanding that the sale of the Shares hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

          (d) Buyer is an "Accredited Investor" within the definitions set forth in Securities Act Rule 501(a).

5. Conduct of Business. Seller covenants that, from and after the date hereof through the Closing, it will cause each Subsidiary and APR to conduct its business as follows:

     5.1 Business. Each Subsidiary and APR will conduct and operate its business substantially in the ordinary course consistent with past practice so as to protect and maintain such business and the goodwill it now enjoys; and will preserve intact its present business organization, keep available the services of its present officers and employees, and make good faith efforts to preserve its relationships with customers and others having business dealings with them.

     5.2 Adverse Changes. Neither Subsidiary, American nor APR will take or omit to take any action which would cause any adverse change to occur in any material respect in its business, assets, liabilities, income, financial conditions, or results of operations, or waive any statute of limitations so as to expand any tax or other liability.

     5.3 Maintenance of Properties, Permits, Licenses, Etc. Each Subsidiary, American and APR will maintain its properties, assets, licenses and permits, used or useful in its business, in present or better repair, order, and condition, except for reasonable wear and use and damage by fire and unavoidable casualty (subject, however, to the provisions of Section 5.12).

     5.4 Maintain Corporate Existence. Each Subsidiary, American and APR will maintain its corporate existence in good standing in its state of incorporation and its due qualifications in good standing in all jurisdictions in which it is qualified to do business.

     5.5 Capital Stock. Neither Subsidiary, American nor APR will make any change in its authorized, issued or outstanding capital stock or other securities or grant any options or other right to acquire, whether directly or contingently, any of its capital stock or other securities.

     5.6 Dividends. Neither Subsidiary will declare, set aside, or pay any dividend or make any redemption, repurchase or other distribution in respect of its capital stock and other securities.

     5.7 Employment; Compensation; Benefits. Except as disclosed in Schedule 5.7 or as consented to in writing by Buyer, neither Subsidiary, American nor APR will enter into any employment contract, increase the rate of compensation payable or to become payable by it to any officer or any other employee, or accrue or pay to any of its officers or employees any bonus, profit-sharing, retirement pay, insurance, death benefit, fringe benefit or other compensation, except that which shall have accrued in the ordinary course in connection with increases in compensation of non-officer employees or the operation of the existing employee benefit plans disclosed in Schedule 3.21, none of which shall be terminated or canceled except as contemplated by this Agreement or as approved by Buyer in writing.

     5.8 Liabilities and Obligations. Neither Subsidiary, American nor APR will incur or otherwise become liable for any liabilities or obligations (direct or indirect, contingent or fixed, matured or unmatured) whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, except (a) liabilities and obligations which are in the ordinary course of business consistent with past practice in prior periods and (b) liabilities and obligations fully covered by insurance other than any retained amounts. Neither Subsidiary,

American nor APR shall increase their liabilities under any line of credit or financing arrangement for an amount other than funding premium finance contracts, except accrued interest paid in accordance with the terms of such arrangements.

     5.9 Capital Expenditures. Neither Subsidiary, American nor APR will, without the prior written approval of Buyer, enter into or make commitments of a capital expenditure nature in excess of $25,000 in the aggregate.

     5.10 Sale of Assets. Neither Subsidiary, American nor APR will sell or dispose of any of its assets other than in the ordinary course consistent with past practice in prior periods.

     5.11 Leases; Contracts. Neither Subsidiary, American nor APR will enter into any lease (except as permitted in Section 3.26) or do or permit any act or omission to act by it which act or omission will cause a breach of or default by it in any Contract.

     5.12 Insurance. Subsidiaries, APR and Seller will maintain in full force and effect all policies of insurance listed in Schedule 3.18. If any of the assets or properties owned or used by Subsidiaries or APR are damaged or destroyed by fire or other casualty, whether insured or uninsured, then, subject to the rights, if any, of the lessors or mortgagees thereof, such Subsidiary or APR will promptly proceed with the repair, restoration or replacement thereof unless Buyer shall otherwise timely direct in writing.

     5.13 Books and Records. Each Subsidiary, American and APR will maintain its books and records in the manner in which they are presently maintained.

     5.14 Compliance with the Laws and Regulations. Each Subsidiary, American and APR will operate its business in compliance in all material respects with all laws, rules and regulations applicable to it and to the conduct of its business.

     5.15 Encumbrances. Neither Subsidiary, American nor APR will mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature any of its property or assets, or become committed so to do, or permit or suffer any of such property or assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature, except for liens for current taxes not yet due and payable, and pursuant to existing financing with respect to premium finance agreements entered into between the date hereof and the Closing.

     5.16  Amendment  to  Articles  of   Incorporation   and  By-Laws.   Neither
Subsidiary, American nor APR will amend its Articles of Incorporation or By-Laws.

6. Covenants of Buyer and Seller. Buyer and Seller covenant and agree to and with each other as follows:

     6.1 Update of Information. Between the date hereof and the Closing, Seller will promptly disclose to Buyer in writing, and Buyer will promptly disclose to Seller in writing, information of which they have knowledge (i) concerning any event that would render any of their respective representations or warranties untrue if made as of the date of such event, (ii) which renders any information set forth in the Schedules to be no longer correct in all material respects or (iii) which is known to arise after the date hereof and which would have been required to be included in the Schedules if such information had existed on the date hereof.

     6.2 Access to Business and Records. Between the date hereof and the Closing, Buyer and its officers, employees, attorneys and accountants shall during normal business hours, and on reasonable notice, have full reasonable access to and the right to inspect and copy the books, records, contracts, properties, and assets of the Subsidiaries, American and APR and to consult with their officers, full-time employees, attorneys, accountants and agents; provided, however, that such review of documents shall not disrupt normal business operations.

     6.3 Efforts to Consummate. Subject to the terms and provisions of this Agreement, each of the parties shall use its best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, the obtaining of all consents, authorizations, orders and approvals of any third party, whether private or governmental, required or appropriate in connection with such party's performance of such transactions, and each of the parties hereto shall cooperate with the other in all of the foregoing.

     6.4 Confidentiality. Buyer will keep secret and confidential all trade secrets and confidential information heretofore or hereafter obtained by it concerning Seller, the Subsidiaries, American and APR, and any affiliates of any thereof, and further agrees that unless this Agreement is fully consummated, it will at no time use for any purpose whatsoever or disclose to any person, firm or corporation any such information.

     6.5 Public Announcement. Prior to Closing, unless required by law, no party hereto shall make any public announcement regarding the transaction contemplated hereby without prior notice to, and the reasonable approval of, the other party hereto. Buyer and Seller acknowledge that a press release will be required upon executing this Agreement and a filing of a proxy statement with the Securities Exchange Commission.

     6.6 Income Tax Matters.

          (a) Federal and State Income Tax Returns. Seller will, at its expense, prepare and file all federal and state income tax returns required to be filed by or on behalf of the Subsidiaries, American and APR, for all tax periods (or portions thereof) ending on or prior to the Closing. Any taxes (including interest and penalties) owing under, or adjustments to or refunds of the taxes paid or determined under, such income tax returns for tax periods ending on or prior to the Closing shall be the sole responsibility of Seller, and shall be payable to Seller in the case of refunds. Any taxes on the income of the Subsidiaries, American and APR (including interest and penalties) owing for periods commencing on or after the Closing shall be the sole responsibility of Buyer.


     6.7 Audits. Seller shall have sole responsibility for and control over the conduct and/or payment of any resolution of any tax audit or examination, or any other tax-related proceeding, pertaining to Subsidiaries, American or APR for any tax period (or portion thereof) ending on or prior to the Closing, including the preparation and filing or execution of any tax agreement or amended tax return for such tax period (or portion thereof); however, Seller shall not resolve any such audit, examination or proceeding in such a manner as to reduce the Federal Net Operating Loss carryforward that the Buyer may use as allowed under the Internal Revenue Code rules and regulations due to purchase of Subsidiaries' stock to less than Three Million Nine Hundred Sixty Thousand Dollars ($3,960,000.00) as reflected in Seller's 2001 Federal Corporate Tax Return or otherwise affect the tax liability of the Buyer for taxable periods after Closing without the prior written consent of Buyer, which shall not be unreasonably withheld. In the event of any amended tax return, tax audit, examination or proceeding with respect to a tax period (or portion thereof) ending on or prior to the Closing, Buyer shall cause Subsidiaries, American and APR to cooperate with Seller and shall provide Seller with any documents or other information reasonably requested by it in connection therewith.


     6.8 Access to Records Post Closing. Buyer shall provide all reasonably necessary access and provide copies of business records or documents of Subsidiaries, American or APR to Seller, at the cost and expense of Seller, for any reasonably necessary business or regulatory need post closing.

     6.9 IRC ss. 338(h)(10) Election. If Buyer determines that, in its sole discretion, it would be beneficial for it to treat the sale pursuant to this Agreement as a purchase of assets and making the corresponding tax election, then Seller agrees to comply and it is the parties' intent that the purchase pursuant to this Agreement be treated as a purchase and sale of the assets of the Subsidiaries, American and APR for federal income tax purposes, and the parties shall, in cooperation with each other, prepare a form of election under IRC Section 338(h)(10) to treat it for federal income tax purposes as if all the assets of the Subsidiaries, American and APR have been sold to Buyer. Seller and Buyer will comply with the IRC Section 338(h)(10) reporting requirements and will take all such other actions as are reasonably necessary to effect such election. For purposes of the IRC Section 338(h)(10) election, the parties agree that the Purchase Price shall be allocated among the assets of the Subsidiaries, American and APR in substantially the manner as set forth in Schedule 6.9.

7. Conditions to Obligations of Buyer to Consummate Acquisition. The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to satisfaction, on or before the Closing, of the following conditions:

     7.1 Representations and Warranties True at Closing. All representations and warranties of Seller shall be true on and as of the Closing as though such representations and warranties were made at and as of such date, except as otherwise expressly stated herein.

     7.2 Opinion of Counsel. Buyer shall have received an opinion of counsel for Seller, reasonably satisfactory to Buyer and its Counsel. In addition, Buyer shall have received an opinion regarding the Real Estate from Seller's counsel reasonably satisfactory to Buyer.

     7.3 Resignations. Seller shall have delivered signed resignations of the officers and directors of each Subsidiary and APR, as specifically requested in writing by Buyer prior to closing. The effectiveness of such resignations shall be subject to the acceptance of Buyer which, in its sole discretion, shall determine whether to accept any such resignations.

     7.4 Third Party Approvals. Buyer shall have received evidence that approvals have been received from all third parties whose approval or consent is required to consummate the transactions contemplated by this Agreement. Such approvals shall include an approval by DG Bank without adjustment to any of the terms or conditions of the current financing.

     7.5 Performance of Covenants. Seller shall have materially performed each and every obligation to be performed by it hereunder at or before the Closing.

     7.6 Deliveries. All deliveries required to be made under this Agreement to Buyer on or before the Closing shall have been received.

     7.7 No Action. No action, suit or proceeding shall have been commenced, and no investigation by any governmental or regulatory authority shall have been commenced, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against Buyer, either Subsidiary, American or APR in respect to the transactions contemplated hereby.

     7.8 Release of Credit Liability. Buyer shall have received evidence of the full release of all prospective liability and agreements with Subsidiaries', American and APR's lenders or creditors as set forth in Schedule 7.8.

     7.9 Inter-Company Accounts. All inter-company accounts, arrangements, agreements and understandings between Seller or any of its affiliates, on the one hand, and either Subsidiary, American or APR, on the other hand, shall be settled as provided in Schedule 7.9 hereto.


     7.10 Information Disclosed to PFS. Within 48 hours of execution of this Agreement, Seller shall retrieve from Premium Finance Specialists and PFS Holding Company (collectively "PFS") any and all information disclosed to PFS within the last 60 days and relating, in any way, to the Subsidiaries, APR Funding Corporation, American or the Real Estate. In addition, Seller shall provide to Buyer, prior to closing, written assurance from PFS to Seller that all such information has been returned to Buyer and that no information has been retained or copied in any format.

     7.11 Confidentiality Agreement of PFS. Seller shall assign to Buyer, at time of closing, Seller's rights to enforce the terms of the Confidentiality Agreement entered into between Seller and PFS and related to PFS's due diligence investigation of the Subsidiaries and APR Funding Corporation.


8. Conditions to Obligation of Seller to Consummate Acquisition. The obligation of Seller to consummate this transaction shall be subject to satisfaction, on or prior to the Closing, of the following conditions:

     8.1 Representations and Warranties True at Closing. The representations and warranties of Buyer shall be true on and as of the Closing, as though such representations and warranties were made at and as of such date, except as is otherwise expressly contemplated herein.

     8.2 Opinion of Counsel. Seller shall have received an opinion of counsel for Buyer, reasonably satisfactory to Seller and its counsel.

     8.3 Performance of Covenants. Buyer shall have materially performed each and every obligation to be performed by it hereunder at or before the Closing.

     8.4 Release of Credit Liability. Seller shall have obtained documents necessary to evidence a full release of all prospective liability and agreements with Subsidiaries', American's and APR's lenders and creditors as set forth in
Schedule 8.4.

     8.5 Third Party Approvals. Seller shall have received evidence that approvals have been received from all third parties whose approval or consent is required to consummate the transactions contemplated by this Agreement.

     8.6 Deliveries. All deliveries required to be made under this Agreement to Seller on or before the Closing shall have been received.

     8.7 No Action. No action, suit or proceeding shall have been commenced, and no investigation by any governmental or regulatory authority shall have been commenced, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against Seller or its officers and directors in respect to the transactions contemplated hereby.

     8.8 Inter-Company Accounts. All inter-company accounts between Seller or any of its affiliates and either Subsidiary, American or APR shall be settled to the satisfaction of Seller.

     8.9 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have received Stockholder Approval.


     In the event Seller does not consummate this transaction because of failing to obtain Stockholder Approval of this Agreement, Seller shall, promptly after consummating a sale to a third party of all or substantially all of the property and assets to be sold hereunder, or within 60 days of Shareholder approval of such sale which ever is earlier, pay Buyer the termination fee provided in the Note of August 24, 2001, plus $300,000. Any fee paid under this provision shall be a credit against any fee due under Section 9.

9. Acquisition Proposals. From and after the date hereof, the Seller will not, and will not authorize or permit any of its officers, directors, employees or agents (its "Representatives"), directly or indirectly, to solicit, initiate or knowingly encourage the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof: (a) the Seller may at any time prior to the receipt of Stockholder Approval, engage in discussions or negotiations with a third party who (without any solicitation, initial or encouragement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Seller, the Subsidiaries, American and APR and the business, properties and assets thereof, if, and only to the extent that (A) the third party has first made an Acquisition Proposal that is more favorable to the Seller and its stockholders than the transactions contemplated by this Agreement and has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained, and (B) the Seller shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel (who may be the Seller's regularly engaged counsel) that such action is necessary for the Seller to act in a manner consistent with its fiduciary duties under applicable law. In such event, Seller may withdraw or modify its recommendation to its stockholders that this Agreement, and the transactions contemplated hereby, be approved, and may terminate this Agreement and such actions shall not constitute a breach of this Agreement by the Seller. Seller will not enter into any sale of stock of any Subsidiaries with any third party without complying with the right of first refusal provisions of the Secured Promissory Note dated August 24, 2001 of Seller to Buyer, to the extent applicable to such sale. As used herein, "Acquisition Proposal" means any proposal or offer to acquire, directly or indirectly, in one transaction or a series of related transactions, the outstanding Shares and the Real Estate or all of the material assets of Subsidiaries, American and APR, including the Real Estate (whether by purchase, merger, consolidation, share exchange, business combination or other similar transaction).

     Seller Agrees, after expiration of the time provided in Section 10(c) hereof without exercise by Buyer of its rights thereunder, or earlier waiver of Buyer's said rights, to immediately terminate its Purchase Agreement of October 22, 2001, with PFS Holding Company.

     If this Agreement is terminated by Seller for any reason, except for breach by the Buyer, Seller shall promptly after consummating a sale to a third party of all or substantially all of the Shares, property and assets to be sold hereunder, or within (60) days of stockholder approval of the third party agreement, which ever is earlier, pay to Buyer the termination fee provided in the Note of August 24, 2001, plus $300,000. Any fee paid under this provision shall be a credit against any fee due under Section 8.9.


10. Termination. On or prior to Closing or as set forth in (c):

          (a) Seller, by written notice to Buyer, may terminate this Agreement in the event that any of the conditions precedent contained in Section 8 hereof to the performance of Seller's obligations which are to be performed or fulfilled at or prior to such date shall not have been fulfilled prior to and cannot be fulfilled concurrent with the Closing and shall not have been waived, which termination shall not prejudice any claim for damages or other relief which Seller may have at law or in equity against Buyer; and

          (b) Buyer, by written notice to Seller, may terminate this Agreement in the event that any of the conditions precedent contained in Section 7 hereof to the performance of Buyer's obligations which are to be performed or fulfilled at or prior to such date shall not have been fulfilled prior to and cannot be fulfilled concurrent with the Closing and shall not have been waived, which termination shall not prejudice any claim for damages or other relief which Buyer may have at law or in equity against Seller.


          (c) Buyer shall have the right, in its sole discretion, to terminate this Agreement, without any liability, within five (5) days after the date of this Agreement.


          (d) Either party may terminate this Agreement if without fault of such party the transactions contemplated herein do not close on or before June 1, 2002.

          (e) If this Agreement is terminated or becomes null and void for any reason, such termination shall not affect the Note or Security Agreement and shall not affect a party's right to pursue all legal remedies with respect to any breach by the other party of any covenant contained herein.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


12. Contents of Agreement, Parties in Interest, Assignment, Etc. This Agreement and the Schedules which are attached hereto and are incorporated herein, together with the Note dated August 24, 2001, the Security Agreement dated August 24, 2001 and the Confidentiality Agreement signed by Dave Kutscher on February 23, 2001, collectively, set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by those documents. This Agreement may not be assigned without the written consent of the parties; however, Buyer may assign its rights under this Agreement or any portion thereof to any affiliate or wholly-owned subsidiary of Buyer without the prior written consent of the Seller, provided that Buyer remains liable for the performance of Buyer's obligations hereunder. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.


13. Indemnification.

     13.1 General Indemnification. Subject to the terms and conditions hereinafter set forth, Buyer shall be indemnified by Seller from and against any and all damages, losses, liabilities and expenses resulting from (a) any inaccuracy in or breach or non-fulfillment of any representation, warranty, obligation, covenant, or agreement made or undertaken in or under this Agreement by Seller; (b) any third party claims arising from or as the result of any inaccuracy in or breach or non-fulfillment of any of the foregoing; and (c) all costs and expenses (including, without limitation, reasonable attorneys' fees) incident to items (a) or (b) of this sentence. Subject to the terms and conditions hereinafter set forth, Seller shall be indemnified by Buyer from and against any and all damages, losses, liabilities and expenses resulting from (a) any inaccuracy in or breach or non-fulfillment of any representation, warranty, obligation, covenant or agreement made or undertaken in or under this Agreement by Buyer; (b) any third party claims arising from or as the result of any inaccuracy in or breach or non-fulfillment of any of the foregoing; (c) all costs and expenses (including, without limitation, reasonable attorneys' fees) incident to items (a), or (b) of this sentence.

     13.2 Claims Procedure. Claims for indemnification hereunder shall be made as follows:

          (a) Third Party Claims. In the event that any claim or demand for which any party hereto would be entitled to indemnification under Section
     13.1 is asserted or sought to be collected by a third party, the party seeking indemnity shall give a Claim Notice (as described in Section 13.3 hereof) to the party or parties from whom indemnity is sought. The party from whom indemnity is sought shall have thirty (30) days from the date of delivery of the Claim Notice (the "Notice Period") to notify the party seeking indemnity whether or not the right to indemnity for such claim is disputed and, if disputed, the reasons therefor.

               (1) If the right to indemnity is not disputed by the party from whom indemnity is sought, such party shall assume the control and defense and/or settlement of such claim or demand, and the amount of any settlement or judgment and the costs and expenses of such defense shall be paid by such party. If the party seeking indemnity shall desire to participate in any such defense, such party may do so at its sole cost and expense, in which event no settlement of any claim or demand which would adversely affect the rights of the party seeking indemnity may be made without the written consent of such party, which consent may not be unreasonably withheld. If, however, the party seeking indemnification refuses to consent to a firm, bona fide settlement offer not involving injunctive relief against it that the party from whom indemnification is sought wishes to accept, the party to be indemnified may continue to pursue such matter, free of any participation by the party making the indemnification, at the sole expense of the party seeking indemnification. In such event, the obligations of the party from whom indemnification is sought to the party seeking indemnification shall be equal to the amount of such offer of settlement that was refused. The party seeking indemnity shall be kept fully informed of the status of any such claim or demand at all stages thereof, regardless of whether or not it participates in any such defense.

               (2) If the right to indemnity is disputed by the party from whom indemnity is sought or if such party shall fail to respond within the Notice Period, the party seeking indemnity shall have the right to control the defense and/or settlement of such claim or demand, and the amount of any settlement or judgment may be the subject of a claim for indemnification under Section 13.2 (b) hereof. Nothing herein contained shall prohibit or limit the right of the party seeking indemnity hereunder to pursue such legal remedies as may be available to it to enforce such right of indemnity prior to or after the resolution of the third party's claim or demand.

               (3) The party seeking indemnity shall make available to the party from whom indemnity is sought and their attorneys and accountants all books and records of the party seeking indemnity relating to any such claim or demand and the parties agree to render each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such claim or demand.

          (b) Non-Third Party and Other Claims. In the event of a claim or demand for which any party hereto would be entitled to indemnification under this Section 13 which does not involve a claim or demand being asserted or sought to be collected by a third party, the party seeking indemnity shall give a Claim Notice, or in the case of claims or demands which have proceeded in the manner described in Section 13.2 (a)(2), a second Claim Notice, with respect to such claim or demand to the party from whom indemnity is sought. Unless disputed by the party from whom indemnity is sought by written notice within thirty (30) days of receipt of the Claim Notice to the party seeking indemnity stating the reasons therefor, each claim under this Section shall be paid within forty-five (45) days after the date of receipt of the Claim Notice therefor. If any claim under this Section shall not be paid within such forty-five (45) day period, or if the party from whom indemnity is sought disputes such claim by written notice within such thirty (30) day period, stating the reasons therefor, the party seeking indemnity shall have the right to commence legal proceedings for the enforcement of its rights hereunder, and shall be entitled to recover interest thereon at the rate of ten percent (10%) per year. Interest shall be calculated from 45 days after the party providing indemnification received the Claim Notice.

     13.3 Timing and Content of Claim Notice. Each Claim Notice shall be given by the party seeking indemnity as promptly as practicable after such party becomes aware of the claim or demand and the facts indicating that a claim for indemnification in respect of the same may be warranted. Each Claim Notice shall specify the nature of the claim or demand, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises and the amount or the estimated amount thereof.

     13.4 Expiration of Indemnity Claims; Exclusivity of Remedy. All claims described in Section 13.1 made against either party must be asserted in writing by the other party not later than ten (10) days of receipt by Buyer of Seller's 2001 Federal Corporate Income Tax Return, as provided for in section 3.28. This
Section 13 is intended by the parties to provide an exclusive post-Closing remedy for any misrepresentation, breach of warranty, covenant, or agreement made or undertaken in or under this Agreement regardless of whether such claim is stated in contract, tort, as a violation of or pursuant to any federal or state statute, rule or regulation or in equity, except for claims based on (a) any intentional and material misrepresentation or breach of warranty by a party or (b) a willful and material breach by a party of any covenant contained herein.

14. Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been given three business days after sent by certified or registered mail, postage prepaid, addressed (or one business day after being faxed or sent by one-day express mail) as follows:


      If to Seller, to:          Trans Financial Holdings, Inc.
                                 Attention:  Bill Cox
                                 8245 Nieman Road, Suite 100
                                 Lenexa, KS 66214
                                 Facsimile: (913) 859-0011

      With a copy to:            Kent E. Whittaker, Esq.
                                 Morrison & Hecker L.L.P.
                                 2600 Grand Avenue
                                 Kansas City, MO  64108-4606
                                 Facsimile:  816-474-4208

      And if to Buyer:           Commercial Equity Group, Ltd.
                                 Attention:  David Kutscher
                                 1454 30th, Suite 203
                                 West Des Moines, Iowa 50266


      With a copy to:            J. Russell Hixson, Esq.
                                 Hixson & Slater Law Firm, P.C.
                                 1360 121st, Suite A
                                 Clive, Iowa 50325


or to such other persons and addresses as have been furnished by either party to the other in writing. No notice, waiver, consent or approval required or permitted hereunder shall be deemed effective unless given in writing.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Iowa without reference or regard to the conflicts of laws and rules of said state. Seller submits, consents and agrees to the jurisdiction of the Iowa District Court for Polk County where any action at law or equity regarding this Agreement shall be brought by either party.

16. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Expenses. Each of the parties to this Agreement shall pay all of its expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated, including without limitation the expenses of lawyers, accountants, investment bankers, appraisers, and other advisors.

18. Attorneys' Fees. If any legal action, arbitration proceeding or similar proceeding is brought for the enforcement of interpretation of this Agreement or any of its provisions, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees in addition to any other relief which may be granted.

19. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

20. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

21. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arising, this

Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" shall mean including without limitation.

     IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.

                            TRANS FINANCIAL HOLDINGS, INC.


ATTEST:                     By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------
-----------------------
Secretary

                            COMMERCIAL EQUITY GROUP, LTD.


ATTEST:                     By:
                               -------------------------------------------------
                            Title:
                                  ----------------------------------------------
------------------------
Secretary

                                   APPENDIX C

                          TransFinancial Holdings, Inc.
                             Audit Committee Charter



Organization
------------

The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include only independent Directors as defined by the relevant listing authority. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board of Directors ("Board") in its business judgment.

Statement of Policy
-------------------

The Committee shall, through regular or special meetings with management and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deems appropriate.

Responsibilities
----------------

The Committee shall recommend to the Board the appointment of the Company's independent auditor and shall review the activities and independence of the independent auditor. This includes communicating to the independent auditor that he or she is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall: (1) ensure that the independent auditor provides annually to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, (2) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and
(3) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

The Committee shall have separate direct lines of communication between itself and the independent auditor, and, with regard to litigation and legal and regulatory compliance, the General Counsel.

The Committee shall review:

     1.      Annual audit plans of the independent auditor;

     2. The results of the independent auditor's activities including major conclusions, findings and recommendations, and related management responses;

     3. The Company's accounting and financial reporting practices, annual report to shareholders and significant SEC filings;

     4. Material litigation involving the Company, and litigation involving officers and directors;

     5. Accounting, legal, tax and other developments of major significance to the Company;

     6. The continued adequacy of this Audit Committee Charter on an annual basis;

     7. Such other matters as the Board or the Committee considers appropriate.

With regard to the SEC Form 10-K, prior to its filing, the Committee, in addition to its assessment of the independent auditor's independence, shall review and discuss the audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee shall report to the Board and to the shareholders whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Company's SEC Form 10-K to be filed with the SEC.

With regard to the SEC Form 10-Q, the Chairperson and/or his or her Committee designee(s) shall review the document with management and the independent auditor prior to its filing.

The Committee shall receive periodic reports from management, the General Counsel and the independent auditor on matters relating to accounting, financial reporting, internal control, auditing, litigation and compliance with legal business policies and regulatory requirements.

The Committee shall meet privately (without members of management present) and separately with the independent auditor at least once each year and, when requested, with the Company's General Counsel.

The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigation as it deems necessary.

The Committee will typically meet at least two times each year. The Committee Chairperson shall make regular reports to the Board of the Committee's activities.

                          TRANSFINANCIAL HOLDINGS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 22, 2001

      The undersigned hereby appoints William D. Cox and Kurt W. Huffman, and each of them, as proxies for the undersigned at the Annual Meeting of Stockholders of TransFinancial Holdings, Inc. (the "Company") at the offices of Morrison & Hecker, L.L.P., 2600 Grand Avenue, 12th Floor, Kansas City, Missouri 74108 on Tuesday, January 22, 2001, at 9:00 A.M., Central Time, and at any adjournment, to vote the shares of stock the undersigned would be entitled to vote, if personally present, upon the proposals, and any other matter brought before the meeting, all as set forth in the December __, 2001, Proxy Statement.


      The Board of Directors recommends voting for Proposals 1, 2, 3, 4 and 5.

      1.    Authority granted to or withheld from proxies to vote for William
D. Cox, Harold C. Hill, Jr., Roy R. Laborde and Clark D. Stewart as directors of the Company (or a substitute nominee or nominees designated by the Board of Directors if any of them become unavailable).

      [ ] FOR all nominees (unless exceptions are marked).

            [  ] WITHHOLD AUTHORITY as to Mr. Cox.

            [  ] WITHHOLD AUTHORITY as to Mr. Hill.

            [  ] WITHHOLD AUTHORITY as to Mr. Laborde.

            [  ] WITHHOLD AUTHORITY as to Mr. Stewart.

      [ ] WITHHOLD AUTHORITY (for all nominees).

      2. Approval and adoption of the Plan of Complete Liquidation of TransFinancial Holdings, Inc., attached as Appendix A to the Proxy Statement (Proposal No. 2).

      [  ]  FOR approval.

      [  ] AGAINST approval.

      [  ] WITHHOLD AUTHORITY.


      3. Approval of the UPAC Sale pursuant to the Purchase Agreement attached as Appendix B to the Proxy Statement (Proposal No. 3).


      [  ]  FOR approval.

      [  ]  AGAINST approval.

      [  ]  WITHHOLD AUTHORITY.

      4. Ratification of the selection of Weaver & Martin as the Company's independent accountants for 2001 (Proposal No. 4).


      [  ]  FOR approval.

      [  ]  AGAINST approval.

      [  ]  WITHHOLD AUTHORITY.

      5. Approval of one or more adjournments of the Annual Meeting from time to time to await additional votes on Proposal 2, Proposal 3 and/or Proposal 4.

      [  ]  FOR approval.

      [  ]  AGAINST approval.

      [  ]  WITHHOLD AUTHORITY.

      5. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE UPON CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

           (continued and to be signed and dated on the reverse side)


      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO PROPOSAL 5.


      Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

                                   (Signature)


                                    (Signature if held jointly)

      PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.